EXHIBIT 10.25


              AMENDED AND RESTATED CREDIT AGREEMENT


          This Amended and Restated Credit Agreement, dated as of nthe 31st day of October, 1994, is made and entered into by and among ALLEGHENY & WESTERN ENERGY CORPORATION, a West Virginia corporation, as borrower (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION, formerly Pittsburgh National Bank, and ONE VALLEY BANK, NATIONAL ASSOCIATION, as lenders (individually "PNC" and "Valley" and "Bank" and collectively the "Banks") and PNC BANK, NATIONAL ASSOCIATION, formerly Pittsburgh National Bank, as agent for the Banks (in such capacity the "Agent").

                           WITNESSETH:

          WHEREAS, pursuant to a Credit Agreement dated September 24, 1990 by and among the Borrower, the Banks and the Agent, as amended pursuant to eight (8) amendments (the "Amended Credit Agreement"), the Banks agreed to make available certain credit facilities to the Borrower; and

          WHEREAS, the Borrower has requested the Banks to continue to make available to it Revolving Credit Loans in an aggregate principal amount not exceeding Five Million ($5,000,000) Dollars at any one time outstanding and to continue to make available the Term Loans, the present aggregate principal balance of which is Four Million ($4,000,000) Dollars; and

          WHEREAS, the Banks are willing to continue to make the Revolving Credit Loans and the Term Loans available to the Borrower upon the terms and conditions hereinafter set forth;
and

          WHEREAS, the Borrower, the Banks and the Agent desire to amend and restate the Amended Credit Agreement as herein set forth.


          NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual promises contained herein and other valuable consideration, and with the intent to be legally bound hereby, the parties hereto agree as follows:


ARTICLE I.     THE CREDIT FACILITIES.

1.1       Revolving Credit.

          (a) Revolving Credit Commitment. The Banks severally agree to continue, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, a Revolving Credit Commitment in favor of the Borrower in the maximum aggregate principal amount of Five Million ($5,000,000) Dollars. The Borrower shall have the right to continue to borrow, repay and reborrow, from time to time during the period from the date hereof to and including the Revolving Credit Maturity Date, an aggregate principal amount not to exceed Five Million ($5,000,000) Dollars in the aggregate at any one time outstanding. In no event shall the aggregate principal amount of the Revolving Credit Loans from any Bank outstanding at any time exceed its Pro Rata Share of the Revolving Credit Commitment then in effect. The Revolving Credit Commitment may be reduced as provided in Subsection 1.1(d). Each Bank's Revolving Credit Commitment shall expire on the Revolving Credit Maturity Date and all Revolving Credit Loans outstanding on such date shall be paid in full no later than that date. Upon the request of Borrower, made on or before the Revolving Credit Maturity Date, that the Revolving Credit Commitment be extended or renewed, the Banks shall give due consideration to such request but neither Bank shall have any obligation whatsoever to extend or renew its Revolving Credit Commitment and if such extension or renewal is granted it shall be subject to such terms and conditions as shall be acceptable to the Banks in their sole discretions.

          (b) Individual Revolving Credit Commitment. The advances to the Borrower pursuant to the Revolving Credit Commitment shall be made by the Banks in accordance with their respective Pro Rata Shares as set forth opposite each Bank's name below; provided, however, in no event shall any Bank be required to advance any amount such that the total amount of advances and readvances of such Bank at any one time outstanding would be in excess of the Dollar amount also set forth opposite each Bank's name below:


                Pro Rata
Name             Share           Maximum Dollar Amount
- - - ------          ---------        ---------------------
PNC               50%                $ 2,500,000
Valley            50%                  2,500,000

          (c)   Revolving Credit Borrowing and  Repayment.  Each
Base Rate Portion of the Revolving Credit Loans and each repayment of such shall be in a minimum amount of Ten Thousand ($10,000) Dollars, provided, however, that each incremental unit of borrowing or repayment in excess of Ten Thousand ($10,000) Dollars shall be Ten Thousand ($10,000) Dollars or an integral multiple thereof. Each Euro-Rate Portion of the Revolving Credit Loans shall be in a minimum amount of One Hundred Thousand ($100,000) Dollars, provided, however, that each incremental unit of borrowing in excess of One Hundred Thousand ($100,000) Dollars shall be One Hundred Thousand ($100,000) Dollars or an integral multiple thereof; each repayment of the Euro-Rate Portion(s) of the Revolving Credit Loans shall be in a minimum amount of Ten Thousand ($10,000) Dollars, provided, however, that each incremental unit of repayment in excess of Ten Thousand ($10,000) Dollars shall be Ten Thousand ($10,000) Dollars or an integral multiple thereof. The aggregate principal amount of the Revolving Credit Loans actually due and owing to the Banks at any one time shall be the aggregate unpaid principal amount of all advances made by the Banks pursuant to this Section 1.1, all as shown on the loan accounts established by the Banks pursuant to Section 1.5 hereof. The Borrower shall not be allowed to repay any Euro-Rate Portion of the Revolving Credit Loans other than at the end of the relevant Euro-Rate Interest Period, unless such payment is accompanied by the premium provided for in Subsection 1.3(f). Except as set forth in the preceding sentence and so long as each repayment is in the appropriate amount as set forth above, the Borrower, upon proper notice as provided in Subsection 1.3(f), may repay, without premium or penalty, (i) any Base Rate Portion of the Revolving Credit Loans at any time and (ii) any Euro-Rate Portion of the Revolving Credit Loans at the end of the relevant Euro-Rate Interest Period therefor. The obligation of the Borrower to repay the aggregate unpaid principal amount of all advances made by each Bank on or before the Revolving Credit Maturity Date shall be evidenced by Revolving Credit Notes of the Borrower, one made payable to each Bank, each substantially in the form of Exhibit "A" attached hereto and dated as of the date hereof.

          (d) Reduction of Availability. At any time and from time to time upon at least five (5) Business Days' prior written notice to the Agent, the Borrower may terminate, in whole or in part, without penalty, the then unused portion of the Revolving Credit Commitment, thereby causing a corresponding abatement of the Commitment Fee. Each such reduction shall be in a minimum principal amount of Five Hundred Thousand ($500,000) Dollars or in integral multiples thereof. The Commitment Fee shall cease to accrue with respect to any unused portion of the Revolving Credit Commitment so terminated five (5) Business Days after receipt of such notice. Notice of termination once given shall be irrevocable and the portion of the Revolving Credit Commitment so terminated shall not be available for borrowing once such notice has been given under the terms hereof. The Agent shall promptly notify each Bank of its Pro Rata Share of such terminated unused portion and the date of each such termination.

          (e) Commitment Fee. In connection with the Revolving Credit Commitment, the Borrower agrees to pay to the Agent, for the benefit of the Banks (and to be shared by the Banks on such basis as they shall agree), on December 31, 1994 and quarterly thereafter on the last day of each March, June, September and December and on the Revolving Credit Maturity Date, a Commitment Fee calculated at the rate of one-quarter of one percent (1/4%) per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the daily (computed at the opening of business) unused amount of the Revolving Credit Commitment for the quarter then ending; provided, however, that the first payment of the Commitment Fee shall be for the actual number of days elapsed between September 30, 1994 and December 31, 1994.

          (f) Revolving Credit Disbursements. Each request for a Disbursement under this Section 1.1 shall be made to the Agent by an Authorized Officer orally or in writing, (i) in the case of any Disbursement to bear interest at the Revolving Credit Base Rate, by 11:00 A.M. (Pittsburgh, Pennsylvania time) on the day of the proposed Disbursement and (ii) in the case of any Disbursement to bear interest at the Revolving Credit Adjusted Euro-Rate, by 11:00 A.M. (Pittsburgh, Pennsylvania time) at least three (3) Business Days prior to the proposed Disbursement. Each such request shall specify the date and amount of the Disbursement and select the interest rate option or options therefor pursuant to Section 1.3 hereof and, in the case of a Disbursement which will bear interest at the Revolving Credit Adjusted Euro-Rate, the Euro-Rate Interest Period therefor. Any oral request for a Disbursement hereunder shall be followed immediately by the Borrower's written confirmation of such request. A request from the Borrower pursuant to this Subsection 1.1(f), with respect to a Disbursement or portion thereof which is to bear interest at the Revolving Credit Adjusted Euro-Rate, shall irrevocably commit the Borrower to accept such Disbursement or portion thereof on the date specified in such request. The Agent shall promptly notify the Banks of each request for a Disbursement, and will make such notification on the same day on which the Agent receives a request for a Disbursement from the Borrower, and each Bank shall make its Pro Rata Share of such Disbursement available to the Borrower in immediately available funds at the principal office of the Agent prior to 12:00 noon (Pittsburgh, Pennsylvania time) on the day of such Disbursement.

1.2       Term Credit.

          (a) Term Loans. The Banks severally agree to continue, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Term Loans in favor of the Borrower in the aggregate principal amount of Four Million ($4,000,000) Dollars.

          (b)   Individual  Term  Loans.   The  advances to  the
Borrower evidenced by the Term Notes were made by the Banks in accordance with their respective Pro Rata Shares as set forth opposite each Bank's name below:

               Name           Dollar Amount

               PNC                 $ 2,000,000
               Valley                2,000,000

          (c) Principal Repayment and Prepayment. The Term Loans shall be repaid in twenty (20) consecutive quarterly installments beginning on the last day of December, 1994 and thereafter on the last day of each March, June, September and December until repaid in full, each payment to be in an amount equal to Two Hundred Thousand ($200,000) Dollars. Borrower shall have the right at any time and from time to time to prepay the principal balance outstanding under the Term Credit in whole or in part provided that: (i) each partial prepayment shall be in a minimum amount of Ten Thousand ($10,000) Dollars [provided, any prepayment in excess of Ten Thousand ($10,000) Dollars shall be an integral multiple Ten Thousand ($10,000) Dollars] or the principal balance outstanding under the Term Note, whichever is less; (ii) interest on the principal amounts prepaid, accrued to the prepayment date, shall be paid on such prepayment date; and
(iii) each partial prepayment on the Term Credit shall be applied in payment of the last amounts of principal to be paid under the Term Credit. If any Euro-Rate Portion of the Term Loan is paid or prepaid other than at the end of the relevant Euro-Rate Interest Period, such payment or prepayment shall be accompanied by the premium provided for in Subsection 1.3(f). Except as set forth in the preceding sentence, the Borrower, upon proper notice as provided in Subsection 1.3(f), may repay or prepay, without premium or penalty, (i) any Base Rate Portion of the Term Loan at any time and (ii) any Euro-Rate Portion of the Term Loan at the end of the Euro-Rate Interest Period therefor. The obligation of the Borrower to repay the unpaid principal amount of the Term Credit advance made by each Bank on or before the Term Maturity Date shall be evidenced by Term Notes of the Borrower, one made payable to each Bank, each substantially in the form of Exhibit "B" attached hereto and dated as of the date hereof.

1.3       Interest Rates, Interest  Payments and Certain Related
Payments Pertaining to  the Revolving Credit Loans  and the Term
Loans.

          (a) (1) Revolving Credit Interest. Subject to Subsection 1.3(b)(4), each Revolving Credit Note shall bear interest, on the actual unpaid principal amount thereof from time to time outstanding, from September 30, 1994 until payment in full, at the rates of interest set forth in this Section 1.3. The Borrower shall pay accrued interest on the unpaid principal balance of each Revolving Credit Note in arrears (i) with respect to each Base Rate Portion bearing interest at the Revolving Credit Base Rate (A) on the last Business Day of each calendar month during the term of the Revolving Credit Commitment beginning October 31, 1994, (B) at maturity, whether by acceleration or otherwise, of the Revolving Credit Note, and
(C) after maturity, on demand until paid in full, and (ii) with respect to each Euro-Rate Portion bearing interest at the Revolving Credit Adjusted Euro-Rate (A) on the last day of each relevant Euro-Rate Interest Period as provided for in Subsection 1.3(c) hereof (provided, however, if the Euro-Rate Interest Period chosen for a Euro-Rate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable on the last day of the third month of such Euro-Rate Interest Period and on the last day of such Euro-Rate Interest Period),
(B) at maturity, whether by acceleration or otherwise, of the Revolving Credit Note, and (C) after maturity, on demand until paid in full.

               (2)    Term  Interest.    Subject  to  Subsection
1.3(b)(4), each Term Note shall bear interest, on the actual unpaid principal amount thereof from time to time outstanding, from September 30, 1994 until payment in full, at the rates of interest set forth in this Section 1.3. The Borrower shall pay accrued interest on the unpaid principal balance of each Term
Note in arrears (i) with respect to each Base Rate Portion bearing interest at the Term Base Rate (A) on the last Business Day of each calendar month beginning October 31, 1994, (B) at maturity, whether by acceleration or otherwise, of the Term Note, and (C) after maturity, on demand until paid in full, and
(ii) with respect to each Euro-Rate Portion bearing interest at the Term Adjusted Euro-Rate (A) on the last day of each relevant Euro-Rate Interest Period as provided for in Subsection 1.3(c) hereof (provided, however, if the Euro-Rate Interest Period chosen for a Euro-Rate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable on the last day of the third month of such Euro-Rate Interest Period and on the last day of such Euro-Rate Interest Period),
(B) at maturity, whether by acceleration or otherwise, of the Term Note, and (C) after maturity, on demand until paid in full.

          (b) (1) Revolving Credit Interest Rate Options. The unpaid principal amount of the Revolving Credit Loans shall bear interest, for each day until due, at one or more rates selected, at any time or from time to time, by the Borrower from among the Revolving Credit Interest Rate Options set forth below; it being understood that, subject to the provisions of this Agreement, the Borrower may select different options to apply simultaneously to different portions of the Revolving Credit Loans and may select different Euro-Rate Interest Periods to apply simultaneously to different portions of the Euro-Rate Portions of the Revolving Credit Loans.

                    (i)   Revolving Credit Base Rate  Option:  A
rate per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the Prime Rate. The Revolving Credit Base Rate shall be adjusted automatically from time to time upon each change in the Prime Rate and in accordance with the provisions of Subsection 1.3(e).

                    (ii)  Revolving Credit Euro-Rate  Option:  A
rate per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the sum of (A) the Euro-Rate plus (B) 100 basis points (1%) per annum. The Revolving Credit Adjusted Euro-Rate shall be adjusted automatically from time to time upon each change in the Euro-Rate Reserve Percentage and in accordance with the provisions of Subsection 1.3(e).

               (2) Term Interest Rate Options. The unpaid principal amount of the Term Loans shall bear interest, for each day until due, at one or more rates selected, at any time or from time to time, by the Borrower from among the Term Interest Rate Options set forth below; it being understood that, subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Term Loans and may select different Term Euro-Rate Interest Periods to apply simultaneously to different Portions of the Term Euro-Rate Portions of the Term Loans.

                    (i)   Term  Base Rate  Option:   A rate  per
annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the Prime Rate. The Term Base Rate shall be adjusted automatically from time to time upon each change in the Prime Rate and in accordance with the provisions of Subsection 1.3(e).

                    (ii)   Term  Adjusted  Euro-Rate Option:   A
rate per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the sum of (A) the Euro-Rate plus (B) 125 basis points (1-1/4%) per annum. The Term Adjusted Euro-Rate shall be adjusted automatically from time to time upon each change in the Euro-Rate Reserve Percentage and in accordance with the provisions of Subsection 1.3(e).

               (3) Rate Quotations. The Borrower may call the Agent on or before the date on which it selects an Option to receive an indication of the rate then in effect, but it is acknowledged that such projection shall not be binding on the Agent or any Bank nor affect the rate of interest which thereafter is actually in effect for the Option selected.

               (4) Limited Carry-over of CD Rate Options. One or more of the Revolving Credit Loans and/or Term Loans outstanding on the date hereof, and/or a portion(s) thereof, bears interest at the Revolving Credit Adjusted CD Rate and/or the Term Adjusted CD Rate (as such terms are defined in the Amended Credit Agreement). Until the expiration of the relevant CD Rate Interest Periods (as such term is defined in the Amended Credit Agreement) as to such loans and portions thereof, the provisions of Section 1.3 of the Amended Credit Agreement shall continue to apply to such loans and portions thereof, provided, however, that on and after the date hereof Borrower shall have no right to elect, convert to or renew a CD Rate Option (as such term is defined in the Amended Credit Agreement).

          (c) Interest Periods; Limitations on Elections. At any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to all or any portion of the outstanding Revolving Credit Loans or the Term Loans, it shall fix one or more periods during which such option shall apply, such periods to be one (1) month, two (2) months, three (3) months or six (6) months commencing on the borrowing, conversion or renewal date; provided, however, that any Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day and provided, further, that any Euro-Rate Interest Period which begins on the last day of a calendar month for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month.

          Elections by the Borrower of the Euro-Rate Option shall be subject to the following limitations:

          (i) The Euro-Rate Portion for each Euro-Rate Interest Period shall be in an aggregate principal amount of One Hundred Thousand ($100,000) Dollars or more, provided, however, that each incremental unit in excess of One Hundred Thousand ($100,000) Dollars shall be One Hundred Thousand ($100,000) Dollars or an integral multiple thereof;

          (ii) No Euro-Rate Interest Period may be elected with regard to amounts outstanding under the Revolving Credit Commitment or the Term Credit which would end after the Revolving Credit Maturity Date or the Term Maturity Date;

          (iii)   At  no time  may there be  more than  five (5)
     Euro-Rate Interest Periods in effect; and

          (iv) In the case of the renewal of a Euro-Rate Option at the end of a Euro-Rate Interest Period, the first day of the new Euro-Rate Interest Period shall be the last day of the preceding Euro-Rate Interest Period, without duplication in payment of interest for such day.

          (d) Election, Conversion or Renewal of Interest Rate Options. Elections of or conversions to the Base Rate Option shall continue in effect until converted as hereinafter provided. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Euro-Rate Interest Period.

          At any time with respect to the Base Rate Portion or at the expiration of the applicable Euro-Rate Interest Period with respect to any Euro-Rate Portion, the Borrower [subject to Subsection 1.3(c)] may cause all or any part of the principal amount of such portion to be converted to and/or (in the case of a Euro-Rate Portion) to be renewed under the Euro-Rate Option by notice to the Agent as hereinafter provided. Such notice (i) shall be oral or in writing and if oral immediately confirmed in writing to the Agent, (ii) shall be irrevocable, (iii) shall be given not later than 11:00 A.M., Pittsburgh, Pennsylvania time not less than three (3) Business Days prior to the proposed effective date for conversion to or renewal of, either in whole or in part, the Euro-Rate Option and (iv) shall set forth:

          (A)   the  effective date, which  shall be  a Business
     Day;

          (B)  the  new Euro-Rate  Interest Period(s)  selected;
     and

          (C)   with  respect  to each  such Euro-Rate  Interest
     Period, the aggregate principal amount of the corresponding
     Euro-Rate Portion.

          At the expiration of each Euro-Rate Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion, as to which no notice of conversion or renewal has been received as provided above, shall automatically be converted to the Base Rate Option. The Agent shall promptly notify the Borrower and each Bank of any such automatic conversion.

          If an Event of Default shall occur and be continuing, the Borrower may not select, convert to or renew a Euro-Rate Option and as provided in Subsection 1.2(e), at the end of the then current Euro-Rate Interest Period, such part of the Revolving Credit Loans bearing interest based upon the Euro-Rate shall automatically be converted to a Base Rate Portion and shall bear interest at the rate per annum set forth in part (i) of Subsection 1.2(e).

          (e) Interest Upon Occurrence of an Event of Default. Upon the occurrence of an Event of Default and during any period in which an Event of Default exists (i) the principal amount of all or any part of the Base Rate Portion of the Revolving Credit Loans or the Term Loans, whether or not the same have become due and payable by maturity, acceleration, declaration or otherwise, shall bear interest at a rate per annum which shall be 200 basis points (2%) per annum above the Revolving Credit Base Rate or the Term Base Rate, as the case may be, and (ii) the principal amount of all or any part of the Euro-Rate Portion of the Revolving Credit Loans or the Term Loans, whether or not the same have become due and payable by maturity, acceleration, declaration or otherwise, shall bear interest, until the end of the then current Euro-Rate Interest Period, at a rate per annum which shall be 200 basis points (2%) per annum above the Revolving Credit Adjusted Euro-Rate or the Term Adjusted Euro-Rate, as the case may be. At the end of the then current Euro-Rate Interest Period, such part of the Revolving Credit Loans and the Term Loans bearing interest at the Revolving Credit Adjusted Euro-Rate or the Term Adjusted Euro-Rate, as the case may be, shall automatically be converted to Revolving Credit Loans bearing interest at the Revolving Credit Base Rate or Term Loans bearing interest at the Term Base Rate, as the case may be, and thereafter the interest rate shall be calculated in accordance with part (i) of this Subsection 1.3(e).

          (f) Repayments. The Borrower, upon (i) one (1) Business Day's oral or written notice to the Agent, in the case of the portions of Revolving Credit Loans or Term Loans bearing interest at the Revolving Credit Base Rate or the Term Base Rate, as the case may be, or (ii) three (3) Business Days' oral or written notice to the Agent, in the case the portions of Revolving Credit Loans or Term Loans bearing interest at the Revolving Credit Adjusted Euro-Rate or the Term Adjusted Euro-Rate, as the case may be, followed immediately thereafter by the Borrower's written confirmation to the Agent of any oral notice, may repay or prepay the outstanding amount of the Revolving Credit Loans or the Term Loans in whole or in part with accrued interest, fees and other amounts then due and payable on the amount repaid or prepaid to the date of such repayment or prepayment, all as set forth below. All repayment and prepayment notices shall be irrevocable. Unless otherwise specified by the Borrower, all repayments and prepayments shall be applied first to the Base Rate Portion of the Revolving Credit Loans, then to the Base Rate Portion of the Term Loans, then to the Euro-Rate Portions of the Revolving Credit Loans (starting with such portion subject to the Euro-Rate Interest Period which is to expire first and thereafter to such portions in the order of the expiration dates of their Euro-Rate Interest Periods) and then to the Euro-Rate Portions of the Term Loans (starting with such portion subject to the Euro-Rate Interest Period which is to expire first and thereafter to such portions in the order of the expiration dates of their Euro-Rate Interest Periods). Each partial prepayment of the principal of the Term Loans shall be applied in payment of the last amounts of principal to be paid under the Term Notes.

          The Borrower may repay or prepay a portion of the Revolving Credit Loans or the Term Loans bearing interest at the Revolving Credit Base Rate or the Term Base Rate, as the case may be, without premium or penalty. If the Borrower shall repay or prepay a portion of the Revolving Credit Loans or the Term Loans bearing interest at the Revolving Credit Adjusted Euro-Rate or the Term Adjusted Euro-Rate, as the case may be, prior to the end of the relevant Euro-Rate Interest Period, the Borrower shall pay (in addition to principal and interest) such additional amounts as may be necessary to compensate the Banks for any loss and any direct or indirect costs, including the cost of reemployment of funds so repaid or prepaid at rates lower than the cost to the Banks of such funds. Such losses and costs, which the Banks shall exercise reasonable efforts to minimize, shall be specified in writing (setting forth the manner of calculation) to the Borrower by the affected Bank and, absent manifest error in computation, shall be binding and conclusive on the Borrower.

          The Agent shall promptly notify each Bank of the amount to be repaid or prepaid and the repayment or prepayment date. Any such repayment or prepayment [with the exception of special repayments pursuant to Subsection 1.3(g)] shall be applied pro rata to each Bank's Revolving Credit Note or Term Note, as the case may be.

          Subject to the provisions of Subsections 1.1(a), 1.1(b), and 1.1(d) hereof, any repayment of the Revolving Credit Loans shall increase, by the amount of that repayment, the unborrowed balance of the Revolving Credit Commitment and this increased amount shall be subject to the Commitment Fee; it being contemplated that the Borrower may repay and reborrow under the Revolving Credit Commitment until the Revolving Credit Maturity Date.

          (g)   Yield Protection.   If any Governmental  Rule or
the interpretation or application thereof by any court or by any Governmental Person charged with the administration thereof:

               (i) subjects any Bank to any tax, levy, impost, charge, fee, deduction or withholding of any kind hereunder (other than a tax imposed or based upon the income of such Bank) or changes the basis of taxation of any Bank with respect to the payments by the Borrower of principal or interest due hereunder (other than any change which affects, and to the extent that it affects, the taxation of the total net income of such Bank); or

               (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets held by any Bank; or

               (iii) imposes upon any Bank any other condition with respect to this Agreement,

such Bank shall notify the Borrower in writing as soon as practicable after such Bank becomes aware thereof; and if the result of any of the foregoing is to increase the cost to such Bank, reduce the income receivable by such Bank or impose any expense upon such Bank, with regard to all or any portion of the Revolving Credit Loans or the Term Loans bearing interest at the Revolving Credit Adjusted Euro-Rate or the Term Adjusted Euro-Rate, as the case may be, by an amount determined by such Bank in good faith and which such Bank in good faith deems material, such Bank shall notify, from time to time, the Borrower of the amount determined by such Bank (which determination, absent manifest error in computation, shall be conclusive) to be necessary to compensate it (on an after-tax basis) for such increase in cost, reduction in income or additional expense, setting forth the calculations and the reasons therefor. The Borrower shall pay such amount to such Bank, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such notice.

          (h) Euro-Rate Unascertainable. In the event that, on any date on which the Revolving Credit Adjusted Euro-Rate or the Term Adjusted Euro-Rate would otherwise be set, the Agent or any Bank shall have determined (which determination shall be final and conclusive) that adequate and reasonable means do not exist for ascertaining the Euro-Rate or that the Euro-Rate Option will not adequately and fairly reflect the cost to any Bank of the establishment or maintenance of any Revolving Credit Loan or Term Loan to which a Euro-Rate Option is to apply or that deposits of the relevant amounts in Dollars for the relevant Euro-Rate Interest Period for a Revolving Credit Loan or a Term Loan is to apply are not available to any Bank in the London interbank market or that a contingency has occurred which materially and adversely affects the London interbank market relating to the Euro-Rate, the Agent or such Bank shall give prompt notice of such determination to the Borrower and to the Banks, and, until the Agent or such Bank notifies the Borrower and the Banks that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount therein specified.

          (i) Illegality. If any Bank shall determine in good faith (which determination shall be final and conclusive) that compliance by such Bank with any applicable law, treaty or governmental rule, regulation, guideline, order, request or directive (whether or not having the force of law), or the interpretation or application thereof by any Governmental Person, has made it unlawful or impractical for such Bank to make or maintain its portion of the Revolving Credit Loans or the Term Loans under the Euro-Rate Option, such Bank shall give notice of such determination to the Borrower and to the Agent. Notwithstanding any provision of this Agreement to the contrary, unless and until such Bank shall have given notice that the circumstances giving rise to such determination no longer apply:

                    (i)  with respect to any  Euro-Rate Interest
               Periods thereafter commencing, interest on such Bank's Pro Rata Share of the corresponding Revolving Credit Loans or the Term Loans bearing interest at the Revolving Credit Adjusted Euro-Rate or the Term Adjusted Euro-Rate, as the case may be, shall be computed and payable under the Base Rate Option; and

                    (ii)  on  such date,  if  any,  as shall  be
               required by law, such Bank's Pro Rata Share of any Revolving Credit Loans or Term Loans bearing interest at the Revolving Credit Adjusted Euro-Rate or the Term Adjusted Euro-Rate, as the case may be, shall be automatically converted to the Base Rate Option and the Borrower shall pay to such Bank the accrued and unpaid interest on such Revolving Credit Loans or Term Loans to (but not including) the date of such conversion.

                    The  Borrower  shall   pay  such  Bank   any
additional amounts determined by such Bank in good faith to be reasonably necessary to compensate such Bank for any costs incurred by such Bank as a result of any conversion pursuant to item (ii) above on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by such Bank to lenders of funds obtained by it to loan or maintain the lending of its Pro Rata Share of the Revolving Credit Loans or the Term Loan so converted. Such Bank shall furnish to the Borrower a certificate as to the amount necessary to compensate such Bank for such costs (which certificate shall set forth the calculation in reasonable detail, and, absent manifest error in computation, shall be conclusive), and the Borrower shall pay such amount to such Bank, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

1.4 Capital Adequacy. If (i) any adoption of or any change in or in the interpretation of any Governmental Rule, or (ii) compliance with any Governmental Rule of any Governmental Person exercising control over banks or financial institutions generally or any court (whether or not having the force of law), or (iii) any change in the force or effectiveness of the regulations set forth at 12 C.F.R. Part 3 (Appendix A), 12 C.F.R. Part 208 (Appendix A), 12 C.F.R. Part 225 (Appendix A) or 12 C.F.R. Part 325 (Appendix A) requires that the commitments of any Bank hereunder (including, without limitation, commitments and obligations in respect of the Revolving Credit Loans and the Term Loans) be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Bank or any corporation controlling such Bank (a "Capital Adequacy Event"), such Bank shall notify the Borrower in writing as soon as practicable after it becomes aware thereof, and if the result thereof is to reduce the rate of return on such Bank's capital as a consequence of such commitments to a level below that which such Bank could have achieved but for such Capital Adequacy Event, taking into consideration such Bank's policies with respect to capital adequacy, by an amount which such Bank deems in good faith to be material, such Bank shall deliver to the Borrower a statement of the amount necessary to compensate such Bank for the reduction in the rate of return on its capital attributable to such commitments (the "Capital Compensation Amount"). Each Bank shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Each Bank shall from time to time notify the Borrower of the amount so determined. Such amount shall be due and payable by the Borrower to such Bank fifteen (15) Business Days after such notice is given.

1.5 Loan Accounts. Each Bank shall open and maintain on its books a loan account in the Borrower's name with respect to Disbursements made, repayments, prepayments, the computation and payment of interest, Commitment Fee and other amounts due and sums paid to such Bank hereunder. Such loan account shall be conclusive and binding on the Borrower as to the amount at any time due to such Bank from the Borrower, except in the case of manifest error. Each Bank shall make available at the request of the Borrower on no more frequently than a calendar quarterly basis a copy of each such loan account.

1.6 Method of Disbursements and Payments. All Disbursements under the Revolving Credit Loans shall be made by the Agent funding an account maintained by the Borrower with Valley no later than 3:00 P.M. (Pittsburgh, Pennsylvania time) on the date of the Disbursement. All payments of principal, interest or costs relating to the Revolving Credit Loans and the Term Loans and all Commitment Fees shall be made by the Borrower to the Agent at the Agent's principal office no later than 11:00 A.M. (Pittsburgh, Pennsylvania time) on the date such payment is due. All funds shall be immediately good funds when either deposited by the Banks or paid by the Borrower.

1.7 Extension Fee. The Borrower has agreed to pay to the Agent, for the benefit of the Banks (and to be shared by the Banks on such basis as they shall agree), an Extension Fee in an amount equal to Twenty Thousand ($20,000) Dollars; the Extension Fee shall be paid upon the execution hereof.

ARTICLE II.    SECURITY.

                    To   secure   the   payment   of   the  Bank
Indebtedness:

2.1                 Pledge  and  Security Agreements.   Borrower
hereby agrees to execute and deliver, or cause to be executed and delivered, the following:

                    A.   One   or    more   Pledge   Agreements,
substantially in the form of Exhibit "C" attached hereto, with appropriate insertions, which shall continue to assign and pledge to Banks, and continue to grant to Banks, a lien on and security interest in, all of the issued and outstanding stock of Mountaineer Gas Company and of Gas Access Systems, Inc. (wholly owned Subsidiaries of the Borrower) and all rights, titles and interests relating thereto, free and clear of all other Encumbrances.

                    B.   One   or   more   Security   Agreements
substantially in the form of Exhibit "D" attached hereto, with appropriate insertions, which shall continue to assign and pledge to Banks, and continue to grant to Banks, a lien on and security interest in, all rights, titles and interests of the Borrower in and to the Mountaineer Notes [the total aggregate outstanding balance of which on the date hereof shall be at least Five Million Seven Hundred Ninety-Four Thousand Two Hundred Eighty ($5,794,280) Dollars] and all rights, titles and interests relating thereto, free and clear of all other Encumbrances.

                    C.   All   financing   statements  and   all
amendments and modifications thereof and all supplements thereto required by Banks in connection with the security interests granted pursuant to the Pledge Agreement and the Security Agreement.

2.2 Set-off. The Borrower hereby grants to the Banks a lien on, and security interest in, any property, credits, securities or monies of the Borrower which may at any time be delivered to, or be in the possession of, or owed by any Bank in any capacity whatever, including the balance of any deposit account maintained by the Borrower with each Bank. The Borrower authorizes any Bank in case of an occurrence of an Event of Default set forth in Article VII hereof, at such Bank's option, at any time and from time to time, to apply, at the discretion of such Bank, to the payment of the Bank Indebtedness, any and all monies, credits, claims or deposit balances now or hereafter in the hands of such Bank belonging or owed to the Borrower.

2.3 Maintenance of Accounts. The Borrower shall maintain, or cause to be maintained, its principal operating accounts and lockbox accounts at Valley and to deposit, or cause to be deposited therein, a substantial portion of its funds.


ARTICLE III.   REPRESENTATIONS AND WARRANTIES.

                    To induce the Banks to enter into this Agreement and to continue to make the Revolving Credit Loans and the Term Loans herein provided for, the Borrower represents and warrants to the Banks that:

3.1                 Existence and Power.

                    (a)  Borrower's  Existence and  Power.   The
Borrower (i) is a corporation duly organized and validly existing under the laws of the State of West Virginia, (ii) is duly qualified to do business and in good standing in all jurisdictions wherein its ownership of property or the nature of its businesses requires such qualification, (iii) has obtained from all Governmental Persons having jurisdiction over its activities such permissions or authorizations as are necessary and material to properly conduct its businesses, (iv) has 20,000,000 authorized shares of common stock ($0.01 par value) of which 7,479,360 were issued and outstanding and 629,442 were held as treasury shares as of October 30, 1994 and 5,000,000 authorized shares of preferred stock (no par value), of which none was issued and outstanding or held as treasury shares on the date hereof and (v) has no other authorized classes of capital stock.

                    (b)    Subsidiaries'  Existence  and  Power.
Each of the Borrower's Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each of the Borrower's Subsidiaries is duly qualified to do business and is in good standing in all jurisdictions wherein its ownership of property or the nature of its businesses requires such qualification. Each Subsidiary has obtained from all governmental bodies and/or regulatory agencies having jurisdiction over its activities such permissions or authorizations as are necessary and material to properly conduct its businesses. Each of the Borrower's Subsidiaries, together with the Borrower's direct or indirect ownership interest therein, is set forth on Schedule 3.1(b) hereto.

3.2 Authority. The Borrower is duly authorized to execute and deliver this Agreement and the other Loan Documents and Mountaineer Gas Company and Gas Access Systems, Inc. are duly authorized to execute and deliver the joinders (the "Joinders") to the Pledge Agreement and the Security Agreement; all necessary corporate action to authorize the execution and delivery of this Agreement and the other Loan
Documents and the Joinders has been properly taken; and the Borrower is and will continue to be duly authorized to borrow hereunder and to perform all of the terms and provisions of this Agreement and the other Loan Documents and Mountaineer Gas Company and Gas Access Systems, Inc. are duly authorized to perform all of the terms and provisions of the Joinders.

3.3 Enforceability. This Agreement and the other Loan Documents have been duly and validly executed and delivered by the Borrower and the Joinders have been duly and validly executed and delivered by Mountaineer Gas Company and Gas Access Systems, Inc. and each constitutes a valid and legally binding agreement of the Borrower, and Mountaineer Gas Company and Gas Access Systems, Inc., as the case may be, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

3.4 Litigation. Except as set forth in the Borrower's Form 10-K for the fiscal year ending June 30, 1994 filed with the Securities and Exchange Commission, a copy of which has been provided to the Banks, and as set forth in the opinion of counsel delivered pursuant to section 6.2(vi) hereof, there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, the results of which would have a material and adverse affect on the consolidated financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

3.5 Tax Returns and Payments. The Borrower and each Subsidiary have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges levied upon the Borrower, any Subsidiary or any of their respective properties, assets, income or franchises which are due and payable, other than those currently payable or deferrable without penalty or interest in any material amounts or those which are being contested in good faith and by appropriate proceedings diligently conducted. The charges, accruals and reserves on the books of the Borrower and each Subsidiary in respect of Federal, state and foreign income taxes for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state or foreign income taxes against it or any Subsidiary, or any basis therefor, for any such fiscal period, which are not either covered by adequate accruals and reserves or are being contested in good faith by appropriate proceedings diligently conducted.

3.6 No Restrictions. Neither the execution and delivery of this Agreement or the other Loan Documents or the Joinders, the consummation of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or of the other Loan Documents or the Joinders, (i) will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or the By-Laws of the Borrower or any Subsidiary or of any law or of any regulation, order, writ, injunction or decree of any court or Governmental Person or, in any material respect, of any agreement, indenture or other instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound or to which the Borrower or any Subsidiary is subject, or (ii) will constitute a default thereunder or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the property or assets of the Borrower or any Subsidiary pursuant to the terms of any agreement, indenture or other instrument other than this Agreement and the other Loan Documents.

3.7 Financial Statements. The consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1994, and the related consolidated statements of income and retained earnings and cash flow of the Borrower and its Subsidiaries, for the fiscal year then ended, copies of which have been furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the immediately preceding fiscal year, and present fairly the financial condition of the Borrower and its Subsidiaries as at such date, and the results of their operations for the period then ended. Since June 30, 1994 through the date hereof, there have been no material adverse changes in the consolidated financial position or operations of the Borrower and its Subsidiaries taken as a whole.

3.8 Title to Properties; Encumbrances. The Borrower and its Subsidiaries have good, sufficient and legal title to all the properties and assets reflected in the consolidated balance sheet referred to in Section 3.7 except as set forth in said balance sheet or in the notes thereto and except for assets acquired or disposed of in the ordinary course of business or as otherwise permitted by this Agreement. All such properties and assets are free and clear of Encumbrances, except for Permitted Encumbrances.

3.9 ERISA. (i) All Plans and Benefit Arrangements maintained by the Borrower or any ERISA Affiliate for employees are set forth on Schedule 3.9. Neither the Borrower nor any ERISA Affiliate has made any promises of retirement or other benefits to employees or former employees material to the consolidated financial condition or operations of the Borrower and its Subsidiaries taken as a whole except as set forth in any Plan or Benefit Arrangement.

                         (ii)  Each Plan and Benefit Arrangement
has been maintained and administered in substantial compliance with ERISA and the Code and all rules, orders and regulations issued thereunder.

                         (iii)  The Internal Revenue Service has
determined that each Plan and Benefit Arrangement which constitutes an employee pension benefit plan as defined in
Section 3(2) of ERISA was qualified under Section 401(a) of the Code, effective for plan years beginning before July 17, 1985, and that the trusts related thereto are exempt from tax under the provisions of Section 501(a) of the Code, effective for plan years beginning before July 17, 1985. Nothing has occurred with respect to any such Plan or Benefit Arrangement or to the related trusts since the date of the most recent favorable determination letter issued by the Internal Revenue Service which has affected or may reasonably be expected to affect adversely such qualification or exemption.

                         (iv)    The  Borrower  and  each  ERISA
Affiliate has complied fully with its respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. Neither the Borrower nor any ERISA Affiliate has sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, nor failed to make any contribution or payment to any Plan which has resulted or could result in the imposition of a lien under ERISA or the Code against the property or rights to property of the Borrower or any ERISA Affiliate.

                         (v)    No Unfunded  Benefit Liabilities
exist with respect to any Plan, and no Unfunded Benefit Liabilities would exist with respect to any Plan if such Plan were terminated immediately which, when added to the presently existing obligations of Borrower and its Subsidiaries for other post retirement benefits for their employees, would aggregate in excess of Ten Million Six Hundred Thousand ($10,600,000) Dollars as of June 30, 1994.

                         (vi)  No Termination Event has occurred
or is reasonably anticipated to occur with respect to any Plan which has resulted in or which could result in the incurrence by the Borrower or any ERISA Affiliate of any liability to the PBGC under Title IV of ERISA, or the imposition of a lien by the PBGC against the property or rights to property of the Borrower or any ERISA Affiliate.

                         (vii)  The Borrower  has not engaged in
a "prohibited transaction" (as defined in Section 406 of ERISA or in Section 4975 of the Code) involving any "employee benefit plan" [as defined in Section 3(3) of ERISA] which would subject the Borrower to the tax or penalty imposed under Section 502(i) of ERISA and Section 4975 of the Code upon a "party in interest" [as defined in Section 3(14) of ERISA], or upon a "disqualified person" (as defined in Section 4975 of the Code).

                         (viii)  Except as set forth on Schedule
3.9, neither the Borrower nor any ERISA Affiliate currently contributes to, or is obligated to contribute to, or is a member of, any Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

                         (ix)    The  Borrower  and  each  ERISA
Affiliate have complied with all requirements of Sections 10001 and 10002 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (Public Law No. 99-272); Title I, Subtitle B, Part 6 of ERISA; and Section 4980B of the Code.

                         (x)  Neither the Borrower nor any ERISA
Affiliate has entered into  any transaction described in Section
4069(a) of ERISA.

                         (xi)  No  Benefit Arrangement  provides
post-retirement benefits other than pensions and continuations of medical and group life insurance benefits which would be required to be accounted for in the income statement, balance sheet and footnotes of the financial report of the Borrower or any ERISA Affiliate in the manner described in the Financial Accounting Standards Board, Proposed Statement of Financial Accounting Standards, Employer's Accounting for Post-retirement Benefits Other Than Pensions, if the same were effective for the current fiscal year of the Borrower or any ERISA Affiliate.

3.10 Regulations G, T, U or X. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling margin stock (as defined in Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System) or extending credit to others for the purpose of purchasing or carrying margin stock and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or for any other purpose which would violate any of the margin regulations of such Board of Governors.

3.11                Performance   of  Contractual   Obligations.
Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of the Borrower or its Subsidiaries, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or condition, if any, would not have a material adverse effect on the consolidated financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

3.12 Insurance Coverage. The Borrower currently maintains insurance which meets or exceeds the requirements of
Section 4.3 and such insurance is of such types and in such amounts (or in excess of such amounts) as are customarily carried by, and insures against such risks as are customarily insured against by, similar businesses similarly situated and owning, leasing and operating similar properties. Any reserves maintained by the Borrower with respect to any self-insurance programs have been determined to provide reasonable reserves with respect to the risks involved.

3.13 Governmental Regulation. Except as set forth below, neither the Borrower nor any of its Subsidiaries is
(i) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or (ii) subject to any Governmental Rule of any Governmental Person limiting its ability to incur Indebtedness. None of the Subsidiaries is subject to the jurisdiction of the Federal Energy Regulatory Commission. Mountaineer Gas Company is a West Virginia utility subject to regulation by the West Virginia Public Service Commission. The Borrower is a "holding company", and each of its Subsidiaries is a "subsidiary company" of a "holding company", or an affiliate of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, but the Borrower and its Subsidiaries have been specifically exempted from the provisions of said Act pursuant to a filing under Section 3(a)(1) of said Act. No authorization, consent or approval of any Governmental Person is required which has not been obtained in connection with the execution, delivery and performance of this Agreement and the other Loan Documents or the Joinders.

3.14 Compliance with Applicable Laws. Neither the Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction or decree (i) of any court or arbitrator or (ii) of any Governmental Person; and the Borrower and its Subsidiaries are substantially complying with all applicable statutes and regulations of each Governmental Person having jurisdiction over its activities except for those statutes and regulations, non-compliance with which would not have a material and adverse effect upon the consolidated financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

3.15 Government Permits. The Borrower and its Subsidiaries have received governmental permits in connection with the ownership, construction, erection, installation, operation and maintenance by the Borrower and its Subsidiaries of their respective properties and the conduct of their respective businesses such that the consolidated financial condition or operations of the Borrower and its Subsidiaries taken as a whole are not materially adversely affected. The Borrower and its Subsidiaries have duly and substantially complied with and are substantially observing all material terms, conditions and restrictions contained in such governmental permits.

3.16 Environmental Matters. (i) To the best of the knowledge of the Senior Officers of the Borrower, after due inquiry (which due inquiry shall not be deemed to include obtaining environmental audits, which the Borrower has not obtained) and except as set forth on Schedule 3.16 hereto: (A) the Premises are in compliance with applicable Environmental Laws (other than deviations thereof which can reasonably be expected to not result in a material adverse effect on the business condition, financial or otherwise, of the Borrower and its Subsidiaries); (B) there are no Releases of Hazardous Substances, at, upon, under or within the Premises (other than Releases which can reasonably be expected to not result in a material adverse effect on the business condition, financial or otherwise, of the Borrower and its Subsidiaries); (C) there are no underground storage tanks or PCBs at the Premises; (D) the Premises have never been used by the Borrower or its Subsidiaries (or, without duty of inquiry, by any predecessor in possession or other Person) for treatment, storage, recycling, or disposal of Hazardous Substances in violation of any Environmental Law; and (E) no Hazardous Substances are present at the Premises, excepting such Hazardous Substances which are handled in accordance with all applicable Governmental Rules and in a manner consistent with industry standards for the safe handling of such Hazardous Substances; and

                        (ii)  To  the best  of the  knowledge of
the Senior Officers of the Borrower, the Borrower has no knowledge of any basis for the imposition of any Encumbrance against the Borrower or any Subsidiary based on any alleged Release or breach of Environmental Law.

3.17 Indebtedness. All Indebtedness of the Borrower and the Subsidiaries (other than intercompany Indebtedness) is listed on Schedule 3.17. To the best of the knowledge of the Senior Officers of the Borrower, there is no event or occurrence as of the date hereof which constitutes a violation or default pursuant to the terms of any Indebtedness in excess of One Hundred Thousand ($100,000) Dollars of the Borrower or any Subsidiary (or which, with the passage of time, will constitute a violation or event of default) which permits the acceleration of such Indebtedness by the creditor thereunder.

3.18 Accuracy of Information. No information, exhibit or report furnished by the Borrower to any Bank or the Agent in connection with this Agreement or the Disbursement of any proceeds of the Revolving Credit Loans or the Term Loans contains any material misstatement of fact or omits to state a material fact or any fact necessary to make statements contained therein or herein not misleading.

3.19 Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries have sufficient rights to franchises, patents, copyrights, trademarks, trade names, licenses and permits material to the conduct of their respective businesses substantially as now conducted without known conflict with any rights of others.


ARTICLE IV.    AFFIRMATIVE COVENANTS.

                    For so long as any of the Bank Indebtedness is unpaid, the Borrower agrees that:

4.1                 Use of Proceeds.   Proceeds of the Revolving
Credit Loans will be used by it only for general corporate activities of the Borrower.

4.2 Furnishing Information. It will maintain a system of accounting established and administered in accordance with GAAP, and will set aside on its books all such proper reserves as shall be required by GAAP. Further, the Borrower will:

(i)     deliver  to  the  Agent  within
                    forty-five (45) days  after the end of  each
                    of the first three quarterly  fiscal periods
                    in each  fiscal  year of  the Borrower,  (A)
                    consolidated   and   consolidating   balance
                    sheets as at the end of such period and (B) consolidated and consolidating statements of income and earnings retained for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, each setting forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding fiscal year and all prepared in reasonable detail and certified, subject to changes resulting from year-end adjustments, by the chief financial officer of the Borrower, all in such detail as is reasonably satisfactory to the Agent;

                         (ii)    deliver  to  the  Agent  within
                    ninety  (90)  days  after  the end  of  each
                    fiscal   year   of    the   Borrower,    (A)
                    consolidated   and   consolidating   balance
                    sheets as  at the end  of such year  and (B)
                    consolidated and consolidating statements of
                    income and earnings  retained and cash  flow
                    for  such  year,   each  setting  forth,  in
                    comparative form,  corresponding figures for
                    the  immediately  preceding fiscal  year and
                    all  prepared  in   reasonable  detail   and
                    certified, with respect to  the consolidated
                    financial statements,  without limitation as
                    to scope  by Arthur Andersen &  Co. or other
                    independent  certified   public  accountants
                    acceptable  to  the Banks,  together  with a
                    report of such independent  certified public
                    accountants  which  report shall  state that
                    such   consolidated   financial   statements
                    present fairly the financial position of the
                    Borrower  and  its  Subsidiaries as  at  the
                    dates indicated  and  the results  of  their
                    operations  and  their  cash  flow  for  the
                    periods  indicated  in conformity  with GAAP
                    and that the examination by such accountants
                    in   connection   with   such   consolidated
                    financial  statements  has   been  made   in
                    accordance with generally accepted auditing standards;

                         (iii)   deliver to  the Agent, together
                    with each delivery  of financial  statements
                    pursuant  to  items  (i) and  (ii)  above, a
                    Compliance Certificate  substantially in the
                    form   of   Exhibit  "E"   hereto,  properly
                    completed, (A)  stating that the  signer has
                    reviewed the terms of  this Agreement and of
                    the  other Loan  Documents and has  made, or
                    caused to be  made under his supervision,  a
                    review of the transactions and  condition of
                    the Borrower and its Subsidiaries during the
                    accounting period covered by  such financial
                    statements  and  that  such  review  has not
                    disclosed   the    existence   during   such
                    accounting period, and  that the signer does
                    not have knowledge  of the existence, as  at
                    the  date of such Compliance Certificate, of
                    any condition or  event which constitutes an
                    Event of  Default or which, after  notice or
                    lapse of  time or both,  would constitute an
                    Event of Default, or,  if any such condition
                    or  event existed or  exists, specifying the
                    nature and period  of existence thereof  and
                    what action  the Borrower  has  taken or  is
                    taking  or  proposes  to take  with  respect
                    thereto, and (B) demonstrating in reasonable
                    detail compliance  as  at the  end  of  such
                    accounting  period   with  the  restrictions
                    contained in Section 5.2 hereof;

                         (iv)   promptly give written  notice to
                    the  Agent  of the  happening  of  any event
                    which  constitutes  an   Event  of   Default
                    hereunder or which, with the passage of time or the giving of notice or both, will result in an Event of Default hereunder, but in no event shall any such notice be given later than five (5) days after the occurrence of any of the foregoing events;

                         (v)   promptly  give written  notice to
                    the  Agent  of  any  pending  or  threatened
                    claim,  litigation  or threat  of litigation
                    which arises  between  the Borrower  or  any
                    Subsidiary  and any  other party  or parties
                    (including without limitation a Governmental
                    Person) which claim, litigation or threat of
                    litigation    is   reasonably    likely   to
                    materially   and    adversely   affect   the
                    consolidated    financial    condition    or
                    operations   of   the   Borrower   and   its
                    Subsidiaries taken as a whole, any such notice to be given not later than five (5) days after the occurrence of any such claim, litigation or threat of litigation;

                         (vi)   deliver to the  Agent copies  of
                    (A) all management letters and other reports
                    submitted  to  the  Borrower by  independent
                    certified  public accountants  in connection
                    with an annual or interim audit of the books
                    of the Borrower  or any of its  Subsidiaries
                    made  by such accountants,  (B) all reports,
                    notices  and  proxy statements  sent  by the
                    Borrower   and   its  Subsidiaries   to  its
                    shareholders  and (C)  all reports  filed by
                    the Borrower and  its Subsidiaries with  any
                    securities  exchange  or the  Securities and
                    Exchange    Commission    or    any    other
                    Governmental Person, or their successor in interest; and

                         (vii)     with  reasonable  promptness,
                    deliver to the Agent such other information and data with respect to the Borrower or any Subsidiary as from time to time may be reasonably requested by any Bank.

In complying with the terms of this Section 4.2, the Borrower shall deliver to the Agent sufficient copies of each document required to be delivered hereunder to enable the Agent to deliver at least one copy of each such document to each Bank.

4.3 Insurance. It will, and will cause each Subsidiary to, (i) keep and maintain insurance on all property, real and personal, which is insurable and customarily insured, whether such property is now owned or hereafter acquired, insuring such property at all times against loss or damage by fire, flood and extended coverage risks and other hazards (including those hazards insured under boiler, machinery and electrical coverages) customarily insured against and in an amount not less than the lesser of the fair market value thereof or Thirty Million ($30,000,000) Dollars, (ii) be insured at all times against liability on account of injury or death to Persons and damage to property in an amount not less than Twenty-Five Million ($25,000,000) Dollars and comply with the insurance provisions of all applicable workers' compensation laws, (iii) obtain fidelity bond coverage (not necessarily through a fidelity bond) in amount and coverage customarily obtained by others engaged in comparable businesses and comparably situated,
(iv) obtain excess liability coverage in an amount not less than Seventy-Five Million ($75,000,000) Dollars, and (v) effect all insurance under valid and enforceable policies issued by insurers of recognized responsibility. Schedule 4.3 attached hereto contains a list of each policy of insurance currently in effect, together with information as to (i) the type of policy,
(ii) the amount of such policy, (iii) the name of the insurance carrier, (iv) the expiration date of such policy and (v) the applicable deductible amount of such policy, in such reasonable detail as the Agent may require. Annually on July 31 of 1995 and of each year thereafter, the Borrower shall deliver to the Agent a summary schedule indicating all insurance then in force with respect to the Borrower and its Subsidiaries.

4.4 Payment of Taxes. It will, and will cause each Subsidiary to, pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of their respective properties or assets or in respect of their respective franchises, business, income or profits before the same become delinquent, except that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge need be paid, if it is being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and if appropriate, provision as shall be required by generally accepted accounting principles shall have been made therefor.

4.5 Corporate Records. It will, and will cause each Subsidiary to, maintain proper books of record and account in accordance with sound accounting practice in which full, true and correct entries shall be made of all its and their respective property and assets and its and their respective dealings and business affairs.

4.6 Inspection of Records and Properties. It will, and will cause each Subsidiary to, permit, on two (2) Business Days' prior notice from any Bank, such Bank or such Bank's agent or representative to visit any of its and their respective properties, to examine its and their respective physical assets, books of account and such reports and returns as the Borrower or any such Subsidiary may file with any Governmental Person, and to discuss its and their respective affairs and accounts with, and be advised about them by, the management of, the accountants for and other representatives of the Borrower or any Subsidiary, all at such reasonable times and as often as any Bank may reasonably request.

4.7                 Preservation of Existence.

                    (a)  Borrower's  Preservation of  Existence.
Except in the case of a merger permitted pursuant to Section 5.7, it will, at its own cost and expense, (i) do all things necessary to preserve and keep in full force and effect its corporate existence and qualification under the laws of the State of West Virginia, and (ii) use its best efforts to maintain, preserve and renew all rights, powers, contracts, privileges and franchises, including but not limited to qualification as a foreign corporation, which are necessary or advantageous in the operation of its businesses.

                    (b)       Subsidiaries'    Preservation   of
Existence. Except in the case of a transaction permitted pursuant to Section 5.7, the Borrower shall cause each Subsidiary, at such Subsidiary's own cost and expense, (i) to do all things necessary to preserve and keep in full force and effect its corporate existence and qualification under the laws of the jurisdiction of its incorporation and (ii) to maintain, preserve and renew all rights, powers, contracts, privileges and franchises, including but not limited to qualification as a foreign corporation, which are necessary or advantageous in the operation of such Subsidiary's businesses.

4.8 Good Repair. Except as to any idle facilities set forth on Schedule 4.8 attached hereto, the Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep their respective property in working order and condition, and make such repairs, renewals and replacements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

4.9                 ERISA Reports.  It will deliver to the Agent
(A) as soon as possible, and in any event no later than the date notification is sent to the PBGC, notice of any Reportable Event regarding any Plan and an explanation of any action proposed to be taken with respect thereto, (B) concurrent with the filing thereof, a copy of any request to the United States Secretary of the Treasury for a waiver or variance of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to any Plan, (C) as soon as possible, but in no event later than 60 days after a Senior Officer becomes aware that the Unfunded Benefit Liabilities [or, if applicable, the portion of the Unfunded Benefit Liabilities that would be allocated to the Borrower or any ERISA Affiliate under Section 4064 or Section 4068(f) of ERISA] upon termination of any Plan or cessation of operations exceed or would exceed five percent (5%) of the gross revenues of the Borrower or any affected ERISA Affiliate for the fiscal year most recently ended, notice of the occurrence of such event, (D) upon the request of any Bank, promptly upon receipt of such request, copies of each annual report (Form 5500 Series) with accompanying schedules filed with respect to each Plan, (E) promptly after receipt thereof, a copy of any notice which the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan, or to appoint a trustee to administer any Plan, or to assert any liability under Title IV of ERISA against the Borrower or any ERISA Affiliate, (F) promptly after receipt thereof, a copy of any notice of assessment of Withdrawal
Liability received by the Borrower or any ERISA Affiliate from any Multiemployer Plan, (G) as soon as possible, and in no event later than the date notification is sent to the PBGC, notice of the failure by the Borrower or any ERISA Affiliate to make a required installment or other payment under Section 302 of ERISA and Section 412 of the Code, and (H) concurrent with the filing thereof, a copy of any Notice of Intent to Terminate any Plan filed under Section 4041(c) of ERISA.

4.10 Compliance with Laws. It will, and will cause each Subsidiary to, perform and promptly comply in all material respects, and cause all property of the Borrower and each Subsidiary to be maintained, used and operated in all material respects in accordance with all:

                         (i)  Governmental   Rules   (including,
without limitation, zoning ordinances, building codes and Environmental Laws) of every duly constituted Governmental Person applicable to the Borrower and each Subsidiary or any of their respective properties;

                         (ii)  similarly    applicable   orders,
rules and regulations of any regulatory organization or other body exercising similar functions; and

                         (iii)  similarly  applicable duties  or
obligations of any kind imposed under any certificate of occupancy, or otherwise by law, covenant, condition, agreement or easement, public or private. Notwithstanding the foregoing provisions of this Section 4.10, the Borrower shall not be deemed in violation of this Section 4.10 for non-compliance with the items set forth above which would not have in the aggregate a material and adverse effect upon the consolidated financial condition or operation of the Borrower and its Subsidiaries taken as a whole.

4.11 Environmental Matters. (i) It will ensure that the Premises remain in substantial compliance with all Environmental Laws and will not place or permit to be placed any Hazardous Substances on the Premises, except as not prohibited by applicable Environmental Laws, and appropriate Governmental Persons.

                         (ii)   It  will,  and will  cause  each
Subsidiary to, dispose of any and all material amounts of Hazardous Waste generated at the Premises only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Law.

                         (iii)   Upon any Senior Officer  of the
Borrower obtaining knowledge of the Release of any Hazardous Substances at the Premises which would likely have a material and adverse impact on the Borrower or any Subsidiary or the operations or businesses of the Borrower or any Subsidiary or if the Borrower or any Subsidiary receives any Environmental Complaint from any Governmental Person which would likely have a material and adverse impact on the Borrower or any Subsidiary, or the operations or businesses of the Borrower or any Subsidiary, then the Borrower shall, within seven (7) Business Days, give written notice of same to the Agent detailing non-privileged and non-confidential facts and circumstances of which the Borrower is aware concerning such Release of Hazardous Substances or Environmental Complaint. Such information is to be provided to allow the Banks to protect their status as creditors of the Borrower and is not intended to create any obligation upon the Banks or the Agent with respect thereto.

                         (iv)  It  will,  and  will  cause  each
Subsidiary to, promptly upon request of the Agent, forward to the Agent copies of any request, claim or demand for information concerning, notification of potential liability concerning, or any demand letter relating to any potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any property owned, operated or used by the Borrower or any Subsidiary or the disposal of any Hazardous Substances from any Governmental Person or third party and will continue to forward copies to the Agent, regarding such request, claim or demand until the same is settled. The foregoing is not intended to require or cause Borrower to forward copies of any such material subject to the attorney-client privilege nor is this provision intended to waive such privilege with respect to third party requests for such material. The Borrower will promptly forward to the Agent copies of all documents and reports concerning a Release of Hazardous Substances at the Premises that would likely have a material and adverse impact on the Borrower or any Subsidiary or the operations or businesses of the Borrower or any Subsidiary. Such information is to be provided solely to allow the Agent to evaluate the status of the Banks as creditors of the Borrower and is not intended to create any obligation upon the Agent or the Banks with respect thereto.


ARTICLE V.     NEGATIVE COVENANTS.

                    For so long as any of the Bank Indebtedness shall be unpaid, the Borrower will not:

5.1 Creation of Encumbrances. Create, assume, incur or suffer to exist, or allow any Subsidiary to create, assume, incur or suffer to exist, any Encumbrance upon any of its properties, whether now owned or hereafter acquired, nor acquire nor agree to acquire any kind of property subject to an Encumbrance; provided, however, that the foregoing restrictions shall not prevent the Borrower or any Subsidiary from:

                         (i)  permitting     to     exist    the
Encumbrances listed on Schedule 5.1 hereto or created pursuant to Article II hereof;

                         (ii) permitting       or      incurring
Encumbrances for taxes or assessments or governmental charges or levies on any of the properties of the Borrower or any Subsidiary if such taxes, assessments, governmental charges or levies shall not then be due and payable, or can thereafter be paid without penalty, or are being contested in good faith by appropriate proceedings and with respect to which the Borrower or the affected Subsidiary has created reserves which are determined by the Borrower to be adequate by the application of GAAP;

                         (iii)      creating   Encumbrances   or
deposits to secure the obligations of the Borrower or any Subsidiary under workmen's compensation laws, unemployment
insurance   laws,  social   security  laws   or  other   similar
legislation;

                         (iv)   making  good faith  deposits  in
connection with bids, tenders, performance bonds, contracts or leases to which the Borrower or any Subsidiary is a party, or making deposits to secure public or statutory obligations;

                         (v)    entering  into   performance  or
completion bonds required in order for the Borrower or any Subsidiary to obtain construction or supply contracts as the vendor in the ordinary course of business;

                         (vi)  incurring landlords', mechanics',
carriers', workmen's, warehousemen's, materialmen's, repairmen's
Encumbrances or other like Encumbrances in the ordinary course of business;

                         (vii)    making   deposits  to   secure
surety, attachment or appeal bonds relating to legal proceedings to which the Borrower or any Subsidiary is a party;

                         (viii)      insuring  the   payment  of
Encumbrances arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or the affected Subsidiary is currently engaged in proceedings for review or appeal and with respect to which the Borrower or the affected Subsidiary shall have secured a stay of execution pending such proceedings for review or appeal;

                         (ix)       permitting    or   incurring
easements, rights-of-way, restrictions and other similar Encumbrances in the ordinary course of business which Encumbrances do not interfere with the ordinary conduct of the business of the Borrower or the affected Subsidiary; and

                         (x)   creating  additional Encumbrances
which  are  (aa)  granted, or  assumed,  by  the  Borrower or  a
Subsidiary in connection with the financing of property hereafter acquired by the Borrower or such Subsidiary, provided, that such Encumbrances are imposed only on the property so acquired or (bb) granted by Borrower or a Subsidiary for fair consideration on property of the Borrower or such Subsidiary, provided, that the total of all such Encumbrances shall not be imposed on property of the Borrower and its Subsidiaries which has a value in excess of five percent (5%) of the Total Capitalization of Borrower.

5.2                 Financial Covenants.

                    (a)   Current  Ratio.   Permit or  allow the
ratio  of  (i)  Borrower's  Current Assets  to  (ii)  Borrower's
Current Liabilities to be less than 1.0 to 1.0.

                    (b)  Minimum Tangible  Net Worth.  Permit or
allow its Consolidated Tangible Net Worth, as of the last day of each fiscal year of the Borrower, to be less than an amount equal to the sum of Ninety-Four Million ($94,000,000) Dollars plus an amount equal to forty percent (40%) of the Borrower's "positive" Consolidated Net Income for each fiscal year after June 30, 1994; any "negative" Consolidated Net Income for any fiscal year after June 30, 1994 shall not reduce the foregoing minimum Consolidated Tangible Net Worth requirement.

                    (c)  Consolidated Net Income to Consolidated
Interest Expense Ratio. Permit or allow the ratio of (i) its Consolidated Net Income, before interest and income taxes, available for the payment of interest to (ii) its Consolidated Interest Expense for Consolidated Indebtedness to be less than
1.25 to 1.0, calculated as of the end of each fiscal quarter for such quarter and the three immediately preceding fiscal quarters, for each fiscal quarter ending on or after September 30, 1994.

                    (d)    Consolidated  Funded  Debt  to  Total
Capitalization  Ratio.   Permit or  allow the  ratio of  (i) its
Consolidated Funded Debt to (ii) its Total Capitalization to be greater than 0.5 to 1.0.

5.3 Sale of Assets. Enter into, or allow any Subsidiary to enter into, any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary shall sell or otherwise transfer any real or personal property, whether now owned or hereafter acquired, except (i) sales or transfers for fair consideration in the ordinary course of business, or (ii) sales for fair consideration of property which, in the aggregate for the Borrower and all Subsidiaries, have a value, immediately prior to all such sales and immediately prior to any extraordinary write down or other adjustment, of no more than five percent (5%) of Total Capitalization.

5.4                 Loans.   Make  any  loan or  advance to  any
Person or allow any Subsidiary to do so, except that the foregoing shall not restrict the Borrower or any Subsidiary from
(i) making intercompany loans and advances by and among the Borrower and one or more Subsidiaries, or vice-versa, or (ii) any loan or advance to an officer of the Borrower or any Subsidiary provided that at no time shall such loans or advances in the aggregate exceed Seven Hundred Fifty Thousand ($750,000) Dollars.

5.5 Regulations G, T, U or X. Use any proceeds hereof, either directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as from time to time amended.

5.6 ERISA. (i) With respect to any Plan, (A) incur, or permit any ERISA Affiliate to incur, any liability for failure to make timely payment of any contribution or installment required under Section 302 of ERISA and Section 412 of the Code, whether or not waived, or otherwise fail to comply with the funding provisions set forth therein, (B) suffer to exist, or permit any ERISA Affiliate to suffer to exist, any lien under Section 302(f) of ERISA or Section 412(n) of the Code against the property and rights to property of the Borrower or any ERISA Affiliate, or (C) terminate, or permit any ERISA Affiliate to terminate, any such Plan in a manner which could result in the imposition of a lien upon the property or rights to property of the Borrower or any ERISA Affiliate pursuant to
Section 4068 of ERISA.

                         (ii)   Engage  in, or permit  any ERISA
Affiliate to engage in, any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any "employee benefit plan" [as defined in Section 3(3) of ERISA] for which a statutory or administrative exemption is not available under Section 408 of ERISA or Section 4975 of the Code.

                         (iii)  Partially or completely withdraw
from, or permit any ERISA Affiliate to partially or completely withdraw from, any Multiemployer Plan so as to subject the Borrower or any ERISA Affiliate to Withdrawal Liability.

5.7 Merger. Except for the merger of any Subsidiary into the Borrower or another Subsidiary, consolidate with, or merge into any Person, or permit any Person to merge into it or any Subsidiary, or acquire all or a substantial part of the assets or capital stock of any Person or permit any Subsidiary to do so, if such acquisition is analogous in either purpose or effect to a consolidation or merger; provided, however, that any of the foregoing may be permitted, if:

                         (i)  the surviving corporation shall be
                    the Borrower or a Subsidiary, as the case may be; provided, however, that the Person to be merged or consolidated with, operates a business related to that of the Borrower or any Subsidiary; and

                         (ii)    immediately  after  and  giving
                    effect to such transaction  the Consolidated
                    Tangible Net Worth  of the Borrower and  its
                    Subsidiaries    equals   or    exceeds   the
                    Consolidated  Tangible  Net  Worth   of  the
                    Borrower and its Subsidiaries immediately preceding such transaction; and

                         (iii)    immediately  after and  giving
                    effect to such transaction, no condition or event shall exist which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default.


ARTICLE VI.    CONDITIONS TO CONTINUATION OF LOANS.

6.1 All Revolving Credit and Term Credit Borrowings. The obligation of each of the Banks to continue to make and to have outstanding each Revolving Credit Loan and to continue to have outstanding Term Loans pursuant to Sections 1.1 and 1.2 hereof is subject to the performance by the Borrower of its obligations under this Agreement and the other Loan Documents and to the satisfaction of the following further conditions:

                    (i)  With respect to a borrowing, except for
                    a borrowing made simultaneously with the execution of this Agreement, receipt by the Agent of a Disbursement request satisfying the requirements of Subsection 1.1(f);

                    (ii)  The  fact that,  at the  time of  each
                    borrowing, no Event  of Default specified in
                    Article VII and no event which, with the giving of notice or lapse of time or both would become such an Event of Default, shall have occurred and be continuing; and

                    (iii)  The fact that the representations and
                    warranties contained in  this Agreement  and
                    the   other  Loan  Documents  are  true  and
                    correct in all material respects on and as of the date of borrowing.

Each request for a borrowing shall be deemed to be, as of the date of such borrowing, a representation and warranty by the Borrower as to the facts specified in items (ii) and (iii) above, except that with respect to item (iii) above, such representations and warranties shall be modified to the extent the Borrower shall have previously notified the Banks and the Agent in accordance with the terms of this Agreement and the other Loan Documents of matters relating thereto which modify such representations and warranties.

6.2 Effectiveness of this Agreement. This Agreement shall not become effective unless on or before the date hereof the Borrower shall have performed all of its obligations under this Agreement and the other Loan Documents to be performed on or before such date and unless on or before the date hereof the following conditions shall have been satisfied:

                    (i)   Receipt by each Bank  of a counterpart
original of this Agreement, the Pledge Agreement and the Security Agreement executed by the Banks, the Agent and the Borrower.

                    (ii)    Receipt  by  each Bank  of  a  fully
executed and  properly completed Revolving Credit  Note and Term
Note made payable to it.

                    (iii)  Receipt by the Agent on behalf of the
Banks  of  a  certified   copy  (certified  by  the  appropriate
governmental  official)  of   the  Borrower's  and  Subsidiaries
Articles of Incorporation.

                    (iv)   Receipt by the Agent on behalf of the
Banks of good standing certificates for the Borrower and the Subsidiaries issued by the appropriate Governmental Person and dated no more than ten (10) days prior to the date hereof.

                    (v)   Receipt by the  Agent on behalf of the
Banks of a copy, duly certified as of the date hereof by the secretary or assistant secretary of the Borrower, of (A) the by-laws of the Borrower and the Subsidiaries and all amendments thereto, (B) the resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement and the other Loan Documents, and
(C) a certificate of incumbency that certifies the names of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents and which contains a true signature of each such officer.

                    (vi)  Receipt by the Agent on behalf of  the
Banks of a signed favorable opinion of Robinson & McElwee, counsel for the Borrower, Mountaineer Gas Company and Gas Access Systems, Inc., (A) with respect to each of the matters set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.10 and 3.13, (B)
specifying the action which has been taken to authorize the making, delivery and performance by the Borrower of this Agreement and the other Loan Documents and by Mountaineer Gas Company and Gas Access Systems, Inc. of the Joinders and (C) to such other matters as the Agent may reasonably require including but not limited to matters relating to the liens and security interests to be granted to Banks on and in the stock of Mountaineer Gas Company and of Gas Access Systems, Inc. and on and in the Mountaineer Notes.


ARTICLE VII.   DEFAULTS.

7.1 Events of Default. If one or more of the Events of Default occur then (i) if such Event of Default is set forth in Subsections 7.1(c) or 7.1(d) hereof (A) the Revolving Credit Commitment shall automatically and immediately terminate,
(B) the obligation of the Banks to make or to continue any Revolving Credit Loan or Term Loan shall automatically and immediately terminate and (C) the Revolving Credit Notes and the Term Notes shall become immediately due and payable, without necessity of demand, presentation, protest, notice of dishonor or notice of default; or (ii) if such Event of Default is set forth in any of the remaining Subsections of this Article VII, the Banks at their option, upon notice to the Borrower, may (A) terminate the Revolving Credit Commitment, (B) terminate the obligation of the Banks to continue any Term Loan and (C) declare the Borrower in default hereunder, in which event the Revolving Credit Notes and the Term Notes shall become immediately due and payable, without necessity of any further demand, presentation, protest, notice of dishonor or further notice of default.

                    (a)  Payment  Default.     Default  in   the
payment of (i) the principal of the Revolving Credit Notes or the Term Notes, and continuance of such nonpayment for ten (10) days after the due date, (ii) the interest on the Revolving Credit Notes or the Term Notes, and continuance of such nonpayment for ten (10) days after the due date, (iii) the Commitment Fee, and continuance of such nonpayment for ten (10) days after the due date, or (iv) any other commission, fee or charge payable to the Banks or the Agent pursuant to this Agreement or any other Loan Documents, and continuance of such nonpayment for ten (10) days after the due date or ten (10) days after notice of the amount due has been given to Borrower, whichever last occurs.

                    (b)  Nonpayment of Other Indebtedness.   (i)
Default by Mountaineer in the payment when due (whether by acceleration or otherwise) of principal or interest on any Mountaineer Note or (ii) default by the Borrower or any Subsidiary in the payment when due (whether by acceleration or otherwise) of principal or interest on any other Indebtedness in excess of One Hundred Thousand ($100,000) Dollars or default by the Borrower or any Subsidiary in the performance of any agreement under which any such obligation is created, if the effect of such default is to cause the holders of such obligation (or any Person on behalf of such holders) to declare such obligation due prior to its expressed maturity.

                    (c)  Insolvency.

                         (i)  Involuntary    Proceedings       A
proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower or any Subsidiary in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any Subsidiary or for a substantial part of their respective property, or for the winding up or liquidation of their respective affairs, and such shall remain undismissed or unstayed and in effect for a period of sixty (60) days.

                         (ii) Consensual   Proceedings.      The
Borrower or any Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereinafter in effect, or shall consent to or acquiesce in the filing of any such petition or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any Subsidiary or for a substantial part of their respective property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or action shall be taken by the Borrower or any Subsidiary in furtherance of any of the aforesaid purposes.

                    (d)  Termination of Existence.  The Borrower
or any Subsidiary terminates its existence, except by reason of a transaction permitted pursuant to Section 5.7.

                    (e)  Adverse  Judgments.    Any court  shall
render a final judgment or judgments against the Borrower or any Subsidiary in an aggregate amount of Twenty-Five Thousand ($25,000) Dollars or more in excess of any insurance protecting against such liability and such judgment or judgments shall not be stayed, discharged, satisfied, vacated or set aside within sixty (60) days after entry; or any property of the Borrower or any Subsidiary shall be attached by reason of a judgment under a claim or claims in an aggregate amount of Twenty-Five Thousand ($25,000) Dollars or more in excess of any insurance protecting against the liabilities on which such attachments are based and such attachments shall not be released or provided for to the satisfaction of the Banks within sixty (60) days.

                    (f)  Failure to Take Corrective Action.  The
Borrower shall fail to take reasonable corrective measures satisfactory to the Banks within ninety (90) days after notice to the Borrower by the Agent with respect to any Environmental Action then pending or threatened against the Borrower or any Subsidiary the outcome of which would materially and adversely affect the consolidated financial condition or the operations of the Borrower and its Subsidiaries taken as a whole.

                    (g)  ERISA.

                         (i)  The Borrower  shall default in the
due performance or observance of the provisions of Section 4.9 or the provisions of Section 5.6.

                         (ii)  A  Notice of Intent to  Terminate
any Plan shall be filed under Section 4041(c) of ERISA.

                         (iii)  Proceedings shall  be instituted
for  the appointment  of  a trustee  by  the appropriate  United
States court to administer any Plan.

                         (iv)  PBGC shall  institute proceedings
to terminate any Plan or to appoint a trustee to administer any such Plan.

                         (v)    The  Borrower  and/or  any ERISA
Affiliate shall incur any liability to the PBGC in connection with the termination of any Plan in excess of Two Hundred Fifty
Thousand ($250,000) Dollars.

                         (vi)    A  notice assessing  Withdrawal
Liability with respect to any Multiemployer Plan shall have been received by the Borrower or any ERISA Affiliate.

                         (vii)  Any applicable Governmental Rule
is adopted, changed or interpreted by any Governmental Person or agency or court with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements which, in the reasonable opinion of the Banks, could have a material adverse effect on the financial condition of the Borrower and its Subsidiaries taken as a whole; provided, however, any such change shall not be deemed material unless it results in the imposition of liabilities or a charge against income or retained earnings in any one fiscal year of the Borrower by a sum in excess of three percent (3%) of its Consolidated Tangible Net Worth.

                    (h)  Failure to Comply with Covenants.

                         (i)  Failure to Comply  with Article  V
Covenants. Default in the performance by the Borrower of any of the covenants set forth in Article V hereof.

                         (ii)  Failure to Comply  with Remaining
Covenants. Default in the performance by the Borrower in any material respect of the Borrower's agreements set forth herein and the other Loan Documents, or default in the performance by Mountaineer Gas Company or Gas Access Systems, Inc. of their agreements set forth in the Joinders, and not constituting an Event of Default enumerated elsewhere in this Article VII and continuance thereof for thirty (30) days after the Borrower first becomes aware of such non-performance.

                    (i)  Misrepresentation.  Any  representation
or warranty made by the Borrower herein or in any other Loan Document is untrue in any material respect, or any schedule, statement, report, notice or writing furnished by the Borrower to the Agent or the Banks pursuant hereto or any other Loan Document is untrue in any material respect on the date as of which the facts set forth are stated or certified.

7.2 Remedies Upon Default. Upon the occurrence of an Event of Default, the Agent and the Banks shall have no obligation to make any additional Disbursements or allow the election of any Options, and shall have the full panoply of rights and remedies granted to them under this Agreement and the other Loan Documents and all those rights and remedies granted by law to creditors, and the Agent and the Banks may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. No right, power or remedy conferred by this Agreement or any other Loan Document upon the Agent and the Banks shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. No exercise of any one right or remedy shall be deemed a waiver of other rights or remedies.


ARTICLE VIII.  APPOINTMENT OF AGENT.

8.1 Appointment and Grant of Authority. The Banks hereby appoint PNC Bank, National Association, and PNC Bank, National Association, hereby agrees to act as Agent under this Agreement and the other Loan Documents. The Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to it by the terms hereof or by any other agreement between the Banks and the Agent, together with such other powers as are incidental thereto. The Borrower may reasonably rely on any written communication from the Agent to the Borrower that specifically states that the Agent is notifying the Borrower on behalf of the Banks, or is executing any waiver or consent on behalf of the Banks.

8.2 Agent's Rights as a Bank. With respect to the commitment of PNC to make or continue any Revolving Credit Loans or to continue any Term Loans under this Agreement, and with respect to the security for such Revolving Credit Loans and Term Loans, PNC shall have the same rights and powers under this Agreement and any other Loan Document as any Bank and may exercise such rights and powers as though it were not the Agent.

8.3 Pro Rata Sharing. Any sums obtained from the Borrower by any Bank by reason of the exercise of its rights of setoff or banker's encumbrance shall be shared pro rata among the Banks in accordance with their respective commitments and loans set forth in Subsection 1.1(b) and Subsection 1.2(b).

8.4 Successor Agent. The Agent may resign as Agent upon ninety (90) days' notice to the Banks and the Borrower. If such notice shall be given, the Agent shall use reasonable commercial efforts during such ninety (90) day period to procure a successor reasonably satisfactory to the Banks to serve as agent hereunder. If at the end of such ninety (90) day period the Agent shall be unable to procure such a successor, the Banks shall appoint from among the Banks a successor agent for the Banks. Any such successor agent shall succeed to the rights, powers and duties of the Agent. Upon the appointment of such successor agent or upon the expiration of such ninety (90) day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement.


ARTICLE IX.    DEFINITIONS.

9.1 Defined Terms. As used herein the following terms shall have the meaning specified unless the context otherwise requires:

                    "Agent"    means    PNC    Bank,    National
Association,  and its  successors appointed pursuant  to Article
VIII in their capacities as administrative agent.
"Agreement" means this Amended  and Restated
Credit Agreement and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                    "Amended  Credit  Agreement" shall  have the
meaning  given  it  in  the  first  "Whereas"   clause  of  this
Agreement.

                    "Authorized   Officer"   means   the   Chief
Executive Officer or Chief Financial Officer of the Borrower or any other officer of the Borrower designated in writing by such Chief Executive Officer or Chief Financial Officer.

                    "Bank(s)"     means     individually     and
collectively PNC and Valley.

                    "Bank Indebtedness" means the Indebtedness of the Borrower to the Banks and the Agent hereunder and under the other Loan Documents together with any and all costs and expenses incurred by the Banks and the Agent in connection with the enforcement of this Agreement and the other Loan Documents or the protection of the rights of the Banks and the Agent hereunder and under the other Loan Documents.

                    "Base Rate" means the interest rate relating to the Base Rate Option as described in Subsection 1.3(b).

                    "Base  Rate  Option(s)" means  the Revolving
Credit Base Rate Option and/or the Term Base Rate Option, as the case may be.

                    "Base  Rate  Portion(s)"  means a  Revolving
Credit Loan and/or a Term Loan, or a portion(s) thereof, which bears, or is to bear, interest at the Revolving Credit Base Rate or the Term Base Rate, as the case may be.

                    "Benefit Arrangement(s)" shall mean at any time an "employee benefit plan", within the meaning of Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower and/or any ERISA Affiliate.

                    "Borrower" means Allegheny &  Western Energy
Corporation, a corporation organized and existing under the laws of the State of West Virginia.

                    "Borrower's Current Assets" means, as at any date of determination, the current assets of the Borrower determined in conformity with GAAP.

                    "Borrower's Current Liabilities" means, as at any date of determination, the current liabilities of the Borrower determined in conformity with GAAP.

                    "Business Day" means a day on which the Agent's principal office is open for the conduct of normal commercial banking business.

                    "Capital Adequacy Event" shall have the meaning given it in Section 1.4.

                    "Capital Compensation Amount(s)" shall have the meaning given it in Section 1.4.

                    "Code"  means the  Internal Revenue  Code of
1986, as amended from time to time, or any successor legislation thereto, together with all regulations promulgated and rulings issued thereunder.

                    "Commitment Fee" means the fee described in Subsection 1.1(e).

                    "Compliance    Certificate"     means    the
Compliance Certificate in substantially the form of Exhibit "E" hereto.

                    "Consolidated Indebtedness" means, as at any date of determination, the Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis determined in conformity with GAAP consistently applied.

                    "Consolidated Interest Expense" means, as at any date of determination, all expense items classified as interest expense for the period in question in accordance with GAAP on the consolidated statement of profits and losses of the Borrower and its Subsidiaries, including without limitation interest paid or accrued on any Indebtedness of the Borrower and its Subsidiaries for the period in question, and any portion of payments made or accrued on capitalized leases which under GAAP is classified as an interest expense, less any applicable bond or note premiums applicable for the period in question, all determined on a consolidated basis in conformity with GAAP consistently applied; provided, however, in no event shall Consolidated Interest Expense include any items which would be or are eliminated in consolidation.

                    "Consolidated Funded Debt" means, as at any date of determination, the Funded Debt of the Borrower and its Subsidiaries, on a consolidated basis determined in conformity with GAAP consistently applied.

                    "Consolidated Liabilities" means, as at any date of determination, all obligations and liabilities of the Borrower and its Subsidiaries which, in accordance with GAAP consistently applied, would be classified as liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries.

                    "Consolidated Net Income" means, as at any date of determination, the net income of Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP consistently applied.

                    "Consolidated Tangible Net Worth"  means, as
at any date of determination, the sum of (i) the capital stock and additional paid-in capital of the Borrower and its Subsidiaries plus (ii) the retained earnings (or minus accumulated deficit) of the Borrower and its Subsidiaries minus
(iii) the intangible assets (including, without limitation, franchises, patents, patent applications, trademarks, brand names and goodwill) of the Borrower and its Subsidiaries, all determined on a consolidated basis in conformity with GAAP consistently applied.

                    "Disbursement(s)"  means   each  advance  of
funds by the Banks under the Revolving Credit Commitment.

                    "Dollar(s)" or "$" means the legal tender of the United States of America.

                    "Encumbrance(s)"  means any  lien, mortgage,
encumbrance, charge, pledge, security interest, priority payment, conditional sales agreement right, or other title retention agreement right (including any right under a lease which in accordance with GAAP would be treated as a capitalized item) whether or not voluntarily given.

                    "Environmental Action" means  (i) any  event
whereby any Governmental Person perfects a lien upon any or all of the Premises by reason of the occurrence of a Release of a Hazardous Substance; (ii) the filing or similar commencement of an Environmental Complaint against the Borrower or any
Subsidiary of the Borrower, or (iii) the expenditure by any Governmental Person of an amount in excess of Fifty Thousand ($50,000) Dollars to respond to a Release of a Hazardous Substance or Environmental Complaint on or pertaining to the Premises.

                    "Environmental  Complaint"  means,  for  any
Person, any notice of violation of an Environmental Law, request for information from any Governmental Person in reference to an alleged violation of an Environmental Law by such Person or affecting such Person, or notification by any Governmental Person that such Person is potentially responsible for investigation or cleanup of environmental conditions on the Premises or as a result of activities thereon, or any demand letter or complaint, order, citation, or other written notice with regard to any Release of a Hazardous Substance affecting the Premises or Borrower's or any Subsidiary's interest therein.

                    "Environmental Law(s)" means any and all statutes, laws, regulations, ordinances, rules, judgments, court orders, consent decrees, permits, licenses, binding agreements or other governmental restrictions relating to the protection of the environment or the release of any hazardous substances into the environment.

                    "ERISA" means the Employee Retirement Income
Security Act of 1974 as now in effect and as hereafter from time to time amended, or any successor statute, together with the regulations promulgated and rulings issued thereunder.

                    "ERISA Affiliate" means at any time any member of a controlled group of corporations of which the Borrower is a member, and any trade or business (whether or not incorporated) under common control with the Borrower, and all other entities which, together with the Borrower are or were treated as a single employer under Section 414 of the Code.

                    "Euro-Rate" means, with respect to the Euro-
Rate Portions of the Revolving Credit Loans and Term Loans to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the rates of interest per annum for deposits in U.S. Dollars offered by banks in the London interbank market to major money center banks at approximately 11:00 A.M. London time two (2) Business Days prior to the first day of such Euro-Rate Interest Period for delivery on the first day of such Euro-Rate Interest Period in amounts comparable to such Euro-Rate Portions and having maturities comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                         [average of rates offered to    ]
          Euro-Rate =    [major money center banks       ]
                         [in   the   London  interbank market  ]
                         [as determined by Agent         ]
                          1.00  - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                    "Euro-Rate  Interest  Period(s)"  means  any
individual period of one (1), two (2), three (3) or six (6) months selected by the Borrower and commencing on the borrowing date, conversion date or renewal date of a Euro-Rate Portion to which such period shall apply.

                    "Euro-Rate  Option(s)"  means the  Revolving
Credit Euro-Rate Option and/or the Term Euro-Rate Option, as the case may be.

                    "Euro-Rate  Portion(s)"  means  a  Revolving
Credit Loan and/or Term Loan, or a portion(s) thereof, which bears, or is to bear, interest at the Revolving Credit Adjusted Euro-Rate or the Term Adjusted Euro-Rate, as the case may be.

                    "Euro-Rate  Reserve  Percentage" means,  for
any day, the percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest errors) which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) for the Agent with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

                    "Event(s) of Default" means any one or more of the events described in Section 7.1 of this Agreement.

                    "Extension Fee"  means the fee  described in
Section 1.7.

                    "Funded Debt" means all Indebtedness which by its terms matures more than one year from the date of its incurrence (other than the Revolving Credit), any Indebtedness maturing within one year from such date which is renewable at the option of the debtor beyond one year from such date (including any Indebtedness for money borrowed which may be incurred under a revolving credit or similar agreement having a maturity more than one year from such date, and including Indebtedness in respect of commercial paper of the obligor, if there exists a revolving credit agreement, term loan or similar agreement having a term greater than one year, to provide a source of repayment in the event the obligor is unable to refund such commercial paper out of the proceeds of other commercial paper), all capitalized lease obligations of lessees under capitalized leases, and all Guarantees of any such Indebtedness of others.

                    "GAAP" means generally accepted accounting principles which shall include, but not be limited to, the official interpretations thereof as defined by the Financial Accounting Standards Board, its predecessors and it successors.

                    "Governmental  Person" means  the government
of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including the Federal Deposit Insurance
Company, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority.

                    "Governmental Rule" means any law, statute, rule, regulation, ordinance, order, judgment, guideline or decision of any Governmental Person.

                    "Guaranty    or    Guarantee"   means    any
obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment of another Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay upon a second Person's failure to pay, (iv) agreements to maintain the capital, working capital solvency or general financial condition of a second Person and
(v) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the non-delivery of such products, materials or supplies or the non-furnishing of such services.

                    "Hazardous Substance(s)" means any substance which is defined as a "hazardous substance" by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), 42 U.S.C Section 9601 et seq. or defined as "hazardous wastes" by RCRA or the regulations promulgated pursuant thereto.

                    "Indebtedness"  means,  with respect  to any
Person,   without   duplication,   (i)   all   obligations   and
indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including, without limitation, all obligations of such Person which constitute the source of payment of principal, interest or premium, if any, on any industrial revenue bond issued to provide financing for such Person, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (v) all capital lease obligations of such Person, (vi) the face amount of all letters of credit issued for the account of such Person, (vii) all obligations of others secured by any Encumbrance on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, and (viii) all Guarantees of such Person.

                    "Loan Documents" means the Credit Agreement,
the  Revolving   Credit  Notes,  the  Term   Notes,  the  Pledge
Agreements, the Security Agreement and all other instruments and documents relating thereto.

                    "Mountaineer  Notes"   means  those  certain
promissory  notes  identified  on  Schedule A  to  the  Security
Agreement.

                    "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

                    "Option(s)" means any one or more of the Base Rate Option or the Euro-Rate Option.

                    "PBGC"  means  the Pension  Benefit Guaranty
Corporation established pursuant to ERISA or any successor entity.

                    "Permitted Encumbrances" means the types of Encumbrances set forth in items (i) through (x) of Section 5.1 hereof.

                    "Person" means any individual, partnership, corporation, trust, joint venture or unincorporated organization and any government or department or agency thereof.

                    "Plan(s)" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA and Section 412 of the Code and either (i) is maintained by the Borrower and/or any ERISA Affiliate for employees of the Borrower and/or any ERISA Affiliate or (ii) has at any time within the preceding five (5) years been maintained by the Borrower and/or any entity which was at such time an ERISA Affiliate for employees of the Borrower or any entity which was at such time an ERISA Affiliate.

                    "Pledge Agreement" means the agreement to be
executed  and  delivered  by  Borrower  pursuant  to  Subsection
2.1(A),   and  all   renewals,  amendments,   substitutions,  or
replacements thereto and thereof.

                    "PNC" means PNC Bank, National Association.

                    "Premises" means all of the real property and improvements thereto, and personal property thereon, owned, leased or operated by the Borrower and its Subsidiaries.

                    "Prime Rate" means the interest rate per annum announced from time to time by the Agent as its prime rate, which rate may not be the lowest rate of interest then being charged by the Agent.

                    "Pro Rata Share(s)" means with respect to each Bank the percentage set forth opposite such Bank's name as shown in Subsection 1.1(b) hereof.

                    "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as the same may be amended and the regulations adopted pursuant thereto.

                    "Release(s)"   means  any   release,  spill,
discharge, leak or disposal of any substance which occurs in a manner which is not in compliance with an Environmental Law.

                    "Reportable Event" means a  Reportable Event
described in Section 4043(b) of ERISA, and 29 C.F.R. Part 2615 other than the events described in 29 C.F.R. Part 2615.18, 2615.19 and 2615.20; and other than an event described in 29 C.F.R. Part 2615.14 for which the 30-day notice to the PBGC is waived.

                    "Revolving Credit Adjusted Euro-Rate" means the interest rate relating to the Revolving Credit Euro-Rate
Option as described in item (ii) of Subsection 1.3(b)(1).

                    "Revolving  Credit  Base  Rate"   means  the
interest rate relating to the Revolving Credit Base Rate Option as described in item (i) of Subsection 1.3(b)(1). The Revolving Credit Base Rate shall be adjusted automatically on the effective date of any change in the Prime Rate.

                    "Revolving  Credit  Base Rate  Option" means
the  interest  option  described   in  item  (i)  of  Subsection
1.3(b)(1).

                    "Revolving Credit Euro-Rate Option" means the interest rate option described in item (ii) of Subsection
1.3(b)(1).

                    "Revolving  Credit   Commitment"  means  the
several  undertakings  by  the  Banks  to  make a  Five  Million
($5,000,000) Dollar revolving credit facility available to the Borrower as set forth in Section 1.1 hereof.

                    "Revolving Credit Loan" means as to each Bank the total aggregate advances to the Borrower by each Bank pursuant to Section 1.1.

                    "Revolving Credit Loans" means collectively the several Revolving Credit Loans advanced by the Banks.

                    "Revolving Credit Maturity Date" means the earlier to occur of (i) October 29, 1995 or (ii) the date on which the Revolving Credit Commitment is terminated and the Revolving Credit Loans outstanding, if any, are declared due and payable pursuant to Section 7.1.

                    "Revolving Credit Note" means any individual
promissory note of the Borrower evidencing Indebtedness of the Borrower under the Revolving Credit Commitment, which note is substantially in the form of Exhibit "A" to this Agreement and all extensions, renewals, amendments, substitutions or replacements of such promissory notes.

                    "Revolving Credit Notes" means collectively the several promissory notes described in the immediately preceding definition.

                    "Senior Officer(s)" means any Person holding a title of Chairman of the Board, President, Chief Executive
Officer or Chief Financial Officer of the Borrower.

                    "Subsidiary" means any corporation  of which
at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such corporation is, at the time of determination, directly or indirectly owned or controlled by the Borrower or by one or more Subsidiaries and which, for financial reporting purposes, is consolidated with the Borrower; collectively "Subsidiaries".

                    "Term Adjusted Euro-Rate" means the interest rate relating to the Term Euro-Rate Option as described in item
(ii) of Subsection 1.3(b)(2).

                    "Term Adjusted Euro-Rate Option" means the interest rate option described in item (ii) of Subsection
1.3(b)(2).

                    "Term  Base Rate"  means  the interest  rate
relating to the Term Base Rate Option as described in item (i) of Subsection 1.3(b)(2). The Term Base Rate shall be adjusted automatically on the effective date of any change in the Prime Rate.

                    "Term Base Rate Option" means the interest option described in item (i) of Subsection 1.3(b)(2).

                    "Term Loan" means as to each Bank the advances to the Borrower by each Bank pursuant to Section 1.2.

                    "Term Loans" means collectively  the several
Term Loans advanced by the Banks.

                    "Term  Maturity  Date"  means September  30,
1999.

                    "Term Note" means any individual promissory note of the Borrower evidencing Indebtedness of the Borrower under the Term Loans, which note is substantially in the form of Exhibit "B" to this Agreement and all extensions, renewals, amendments, substitutions or replacements of such promissory notes.

                    "Term Notes" means collectively  the several
promissory   notes  described   in  the   immediately  preceding
definition.

                    "Termination Event" means  (i) a  Reportable
Event with respect to a Plan or an event described in Section 4068(f) of ERISA with respect to a Plan, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                    "Total  Capitalization"  means  consolidated
stockholder   equity  of  Borrower  and  the  Subsidiaries  plus
Consolidated Funded Debt.

                    "Valley" means One Valley Bank.

                    "Unfunded Benefit Liabilities" means, with respect to any Plan, the excess of the accumulated benefit obligations over the fair market value of the assets of the Plan.

                    "Withdrawal Liability" has the meaning given such term under Part 1 of Subtitle E of Title IV of ERISA;
collectively "Withdrawal Liabilities".

9.2                 GAAP  Definitions.    Accounting terms  used
herein but not defined herein shall have the meanings ascribed to them under GAAP in effect on the date of this Agreement.

9.3 Other Definitional Conventions and Rules of Construction. (i) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Subsection references are to this Agreement unless otherwise expressly specified.

                         (ii) All   terms    defined   in   this
Agreement in the singular shall have comparable meanings when used in plural, and vice versa, unless otherwise specified.

                         (iii)   The  word "or"  as used  herein
shall  mean   and  connote  nonexclusive   alternatives,  unless
expressly stated or the context clearly requires otherwise.

                         (iv)  Captions,  heading, and  Article,
Section and Subsection references used in this Agreement are for convenience only and shall not, and are not intended to, in any way or manner affect the construction or interpretation or define, limit or describe the scope or intent of this Agreement or of any provisions or subdivisions hereof.

ARTICLE X.     MISCELLANEOUS.

10.1 Non-Waiver. No delay on the part of the Banks or the Agent in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right.

10.2 Amendments and Waivers. The terms, conditions and covenants of this Agreement and the other Loan Documents may only be amended or waived by a written document executed by all Banks, the Agent and the Borrower. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

10.3 Notices. (i) All notices required to be sent to the Banks and the Agent shall be sent to the following address, by hand delivery, overnight courier service, telegram, telecopier or other means of electronic data communication or by the United States mail, first class postage prepaid:

                    PNC and Agent:

                    PNC Bank, National Association
                    Two PNC Plaza
                    Second Floor
                    Pittsburgh, Pennsylvania 15265
                    Attention:  Natural Resources Department
                    Telecopier: (412) 762-2784
Valley:

                    One Valley Bank, National Association
                    One Valley Square
                    Charleston, West Virginia  25301
                    Attention:  William M. Kidd
                                Senior Vice President
                    Telecopier: (304) 348-7390

Such notices shall be effective three (3) days after mailing or when received, whichever is earlier.

                    (ii)  All notices required to be sent to the
Borrower shall be sent to the following address by hand delivery, overnight courier service, telegram, telecopier or other means of electronic data communication or by the United States mail, first class postage prepaid:

                    Allegheny & Western Energy Corporation
                    300 Capitol Street, Suite 1600
                    Charleston, West Virginia  25301
                    Attention:     W. Merwyn Pittman
                                   Vice President of Finance,
                                   Chief  Financial Officer  and
                                   Treasurer
                    Telecopier: (304) 344-5358

Such notices shall be effective three (3) days after mailing or when received, whichever is earlier.

                    (iii)  The Borrower, each Bank and the Agent
may each change the address for service of notice upon it by a notice in writing to the other parties hereto as provided in this Section 10.3.

10.4 Certain Taxes. The Borrower agrees to pay, and save the Banks and the Agent harmless from, all liability for any stamp or other taxes which may be payable with respect to the execution or delivery or issuance of this Agreement and the other Loan Documents and the perfection of the security interests granted hereunder, which obligation of the Borrower shall survive the termination of this Agreement and the other Loan Documents.

10.5 Holiday Payments. If any payments to be made by the Borrower hereunder or under the other Loan Documents shall become due on a date not a Business Day, such payments shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

10.6 Covenants to Survive. Until payment in full of the Revolving Credit Notes and the Term Notes, all covenants, agreements, warranties and representations made herein and in the other Loan Documents, and in all certificates or other documents delivered in connection with this Agreement and the other Loan Documents, by or on behalf of the Borrower and Mountaineer Gas Company and Gas Access Systems, Inc., shall survive the advances of money made by the Banks to the Borrower hereunder and the delivery of the Revolving Credit Notes and the Term Notes, and all such covenants, agreements, warranties and representations shall inure to the benefit of the respective successors and assigns of the Banks and the Agent, whether or not so expressed.

10.7                Applicable  Law.    THIS AGREEMENT  AND  THE
OTHER  LOAN DOCUMENTS SHALL BE CONTRACTS MADE UNDER AND GOVERNED
BY  THE LAWS OF THE  COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING
EFFECT TO ITS CONFLICTS OF LAW PROVISIONS.

10.8 Consent to Jurisdiction. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA, OR AT THE OPTION OF THE BANKS AND THE AGENT, ANY OTHER COURT LOCATED IN WEST VIRGINIA ("OTHER COURT") IN WHICH THE BANKS AND/OR THE AGENT SHALL INITIATE ANY SUCH ACTION OR PROCEEDING AND WHICH HAS SUBJECT MATTER JURISDICTION, AND EACH PARTY AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO IT AT ITS ADDRESS DESIGNATED PURSUANT HERETO, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND THE OTHER COURT AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER IT SO AS TO PROHIBIT ANY SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH ANY SUCH COURT AGAINST IT BY THE BANKS AND/OR THE AGENT CONCERNING THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE BANK INDEBTEDNESS. THE PARTIES HERETO WAIVE ANY CLAIM THAT PITTSBURGH, PENNSYLVANIA OR THE WESTERN DISTRICT OF PENNSYLVANIA OR THE PLACE WHERE THE OTHER COURT IS LOCATED IS AN INCONVENIENT FORUM AND ANY CLAIM THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS IN ANY OF THE AFOREMENTIONED COURTS LACKS PROPER VENUE.

10.9 Costs. The Borrower will pay all reasonable out-of-pocket costs and expenses of the Banks (including without limitation the fees and disbursements of counsel for each Bank) in connection with the preparation, execution, delivery, administration and enforcement of this Agreement and the other Loan Documents.

10.10 Successors and Assigns. This Agreement shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent; provided, however, that the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of all the Banks.

10.11 Counterparts. This Agreement may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Agreement shall become binding when each Bank, the Agent and the Borrower have executed at least one counterpart. Immediately after the execution of counterparts and solely for the convenience of the parties hereto, the Borrower and the Banks will execute sufficient counterparts so that Borrower shall have counterparts executed by it and each Bank and each Bank shall have counterparts executed by the Borrower and all the Banks. All counterparts shall constitute but one and the same instrument.

10.12 Integration. This Agreement and the other Loan Documents contain the entire agreement among the Borrower and the Banks relating to the subject matter hereof; there are merged herein and in the other Loan Documents all prior representations, promises and conditions, whether oral or written, in connection with the subject matter hereof and thereof, and any representation, promise or condition not incorporated herein, or in the other Loan Documents, shall not be binding upon the Borrower or the Banks. Any exhibits and schedules attached to this Agreement are an integral part hereof and are hereby incorporated herein and included in the term "this Agreement".

                    WITNESS the due execution hereof with the intent to be legally bound hereby as of the date first written above.


ATTEST:              (SEAL)         ALLEGHENY & WESTERN ENERGY
                                        CORPORATION


By_____________________________   By____________________________
     Richard L. Grant                   W. Merwyn Pittman
     Secretary                          Vice President of
                                        Finance, Chief Financial
                                        Officer and Treasurer



WITNESS:                            PNC BANK, NATIONAL
                                    ASSOCIATION, in its
                                    capacities as a Bank and as
                                    the Agent


______________________________      By___________________________
                                    Name_________________________
                                    Title________________________


WITNESS:                            ONE VALLEY BANK, NATIONAL
                                    ASSOCIATION


______________________________      By___________________________
                                    Name_________________________
                                    Title________________________

                                  Exhibit 27.1
FINANCIAL DATA SCHEDULE UT
PUBLIC UTILITY COMPANIES AND PUBLIC UTILITY HOLDING COMPANIES

[ARTICLE] UT
[LEGEND]
This schedule contains summary financial information extracted from the Condensed Consolidated Balance Sheet as of December 31, 1994 and the Condensed Consolidated Statement of Income for the Six Month Period Ended December 31, 1994, (000's except share amount),and is qualified in its entirety by reference to such financial statements.
[/LEGEND]

[MULTIPLIER]        1,000
[PERIOD-TYPE]                   6-MOS
[FISCAL-YEAR-END]                          JUN-30-1994
[PERIOD-END]                               DEC-31-1994
[BOOK-VALUE]                               PER-BOOK
[TOTAL-NET-UTILITY-PLANT]                      112,652
[OTHER-PROPERTY-AND-INVEST]                     39,100
[TOTAL-CURRENT-ASSETS]                          67,608
[TOTAL-DEFERRED-CHARGES]                        14,662
[OTHER-ASSETS]                                   1,726
[TOTAL-ASSETS]                                 234,748
[COMMON]                                            81
[CAPITAL-SURPLUS-PAID-IN]                       36,788
[RETAINED-EARNINGS]                             70,221
[TOTAL-COMMON-STOCKHOLDERS-EQ]                 101,808
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[LONG-TERM-DEBT-NET]                            25,805
[SHORT-TERM-NOTES]                              31,508
[LONG-TERM-NOTES-PAYABLE]                            0
[COMMERCIAL-PAPER-OBLIGATIONS]                       0
[LONG-TERM-DEBT-CURRENT-PORT]                    6,050
[PREFERRED-STOCK-CURRENT]                            0
[CAPITAL-LEASE-OBLIGATIONS]                          0
[LEASES-CURRENT]                                     0
[OTHER-ITEMS-CAPITAL-AND-LIAB]                  70,577
[TOT-CAPITALIZATION-AND-LIAB]                  235,748
[GROSS-OPERATING-REVENUE]                       81,389
[INCOME-TAX-EXPENSE]                                61
[OTHER-OPERATING-EXPENSES]                      78,829
[TOTAL-OPERATING-EXPENSES]                      78,890
[OPERATING-INCOME-LOSS]                          2,499
[OTHER-INCOME-NET]                                 170
[INCOME-BEFORE-INTEREST-EXPEN]                   2,669
[TOTAL-INTEREST-EXPENSE]                         2,521
[NET-INCOME]                                       148
[PREFERRED-STOCK-DIVIDENDS]                          0
[EARNINGS-AVAILABLE-FOR-COMM]                      148
[COMMON-STOCK-DIVIDENDS]                             0
[TOTAL-INTEREST-ON-BONDS]                            0
[CASH-FLOW-OPERATIONS]                         (5,483)
[EPS-PRIMARY]                                      .02
[EPS-DILUTED]                                       .0